Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED INTERIM SPONSORS AGREEMENT

AMENDED AND RESTATED INTERIM SPONSORS AGREEMENT (this “Agreement”), dated as of June 14, 2016, by and among Atlas Power, LLC, a Delaware limited liability company (the “Buyer”), Dynegy Inc., a Delaware corporation (“DYN”), and Energy Capital Partners III, LP, a Delaware limited partnership, Energy Capital Partners III-A, LP, a Delaware limited partnership, Energy Capital Partners III-B, LP, a Delaware limited partnership, Energy Capital Partners III-C, LP, a Delaware limited partnership, and Energy Capital Partners III-D, LP, a Delaware limited partnership (collectively, “ECP”), and, solely for purposes of Sections 1, 2.20 and 3, Terawatt Holdings, LP, a Delaware limited partnership (“Terawatt”). Each of ECP and DYN shall be referred to herein as a “Sponsor” and, collectively, as the “Sponsors”.

RECITALS

WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of February 24, 2016 (the “Effective Date”) (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among Atlas Power Finance, LLC, a wholly-owned Subsidiary of the Buyer (the “Buyer Subsidiary”), GDF SUEZ Energy North America, Inc., a Delaware corporation (the “Company”), and International Power, S.A., a “societe anonyme” under the laws of Belgium (the “Seller”), the Seller has committed, subject to the conditions set forth therein, to sell all of the Shares (as defined in the Purchase Agreement) to the Buyer Subsidiary;

WHEREAS, on the Effective Date, (a) ECP, certain Affiliated investment funds of ECP, the Buyer and the Buyer Subsidiary executed an equity commitment letter (the “ECP Equity Commitment Letter”), in which ECP (and such investment funds) committed, subject to the conditions set forth therein, to contribute (directly or through one or more Affiliated entities) to the Buyer an aggregate amount up to $814.75 million (it being understood and agreed that any funds contributed under the ECP Equity Commitment Letter in excess of $414.75 million shall be in the form of a loan substantially on the terms attached hereto as Exhibit C (other than any funds contributed pursuant to Section 2.15, as contemplated by the last sentence of Section 2.15.1, the “Bridge Portion)) solely for the purpose of funding, and to the extent necessary to fund, a portion of the Buyer Subsidiary’s obligations under Sections 3.2(c) and 4.2(b)(i) of the Purchase Agreement, and related costs and expenses, and (b) ECP executed a limited guarantee in favor of the Company, in which ECP committed to guarantee certain of the obligations of the Buyer Subsidiary pursuant to the Purchase Agreement (the “ECP Guarantee”);

WHEREAS, DYN, on the Effective Date, executed (a) an equity commitment letter (the “DYN Equity Commitment Letter” and, together with the ECP Equity Commitment Letter, the “Equity Commitment Letters”), in which DYN committed, subject to the conditions set forth therein, to contribute (directly or through one or more Affiliated entities) to the Buyer an aggregate amount up to $770.25 million solely for the purpose of funding, and to the extent necessary to fund, a portion of the Buyer Subsidiary’s obligations under Sections 3.2(c) and 4.2(b)(i) of the Purchase Agreement, and related costs and expenses, and (b) a limited guarantee in favor of the Company, in which DYN committed to guarantee certain of the obligations of the

Buyer Subsidiary pursuant to the Purchase Agreement (the “DYN Guarantee” and, together with the ECP Guaranty, the “Guarantees”);

WHEREAS, it is contemplated that DYN will consummate (i) a debt financing, on terms and conditions reasonably satisfactory to DYN (the “Alternative Debt Financing”), and (ii) a registered offering of tangible equity units of DYN, on terms and conditions reasonably satisfactory to DYN (the “Alternative Equity Financing” and, together with the Alternative Debt Financing, the “Alternative Financings”);

WHEREAS, each of DYN and Terawatt, on the Effective Date, executed a Stock Purchase Agreement related to the purchase of certain shares of common stock of DYN by Terawatt (the “Stock Purchase Agreement”), with the proceeds from such purchase to be contributed by DYN to the Buyer in accordance with this Agreement;

WHEREAS, the Buyer, DYN and ECP entered into that certain Interim Sponsors Agreement, dated as of the Effective Date (the “Interim Sponsors Agreement”), that governs the actions and the relationship among the Sponsors and the Buyer with respect to the Purchase Agreement, the Equity Commitment Letters, the Guarantees, and the Debt Commitment Letter (as defined in the Purchase Agreement) (each, a “Transaction Agreement” and collectively, the “Transaction Agreements”), and the transactions contemplated hereby and thereby or to be undertaken in connection therewith; and

WHEREAS, the Buyer, DYN, ECP and Terawatt desire to enter into this Agreement to amend and restate the Interim Sponsors Agreement in its entirety as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             EFFECTIVENESS; DEFINITIONS.

1.1          Effectiveness. This Agreement shall be deemed effective as of the Effective Date and, except as specifically provided herein, shall terminate upon the earlier of, except with respect to Sections 2.4, 2.6, 2.7, 2.8, 2.9, 2.13, 2.15, 2.16 (with respect to Section 2.16, solely if the Closing occurs), 2.17 (with respect to Section 2.17, solely if the Closing occurs), 2.19, 2.20, 2.21 and 3, the Closing and the termination of the Purchase Agreement; provided that any liability for breach of, or failure to comply with, any of the provisions of this Agreement prior to such termination shall survive such termination.

1.2          Definitions.

1.2.1       “Advisor” means any advisor, consultant or other Person engaged on behalf of the Sponsors or the Buyer for the purpose of conducting due diligence with respect to the Company or negotiating the terms and conditions of the Purchase Agreement, the Equity Commitment Letters, the Guarantees and the Debt Commitment Letter, with the Seller or the Company, including but not limited to Skadden, Arps, Slate,

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Meagher & Flom LLP, Latham & Watkins LLP and White & Case LLP. For the avoidance of doubt, any fees owed to advisors, consultants or other Persons for time or services expended negotiating the arrangements between the Sponsors shall not be fees or expenses of an Advisor for any purpose of this Agreement.

1.2.2       “Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed Affiliates of any party hereto and ECP and DYN shall not be deemed Affiliates of each other.

1.2.3       “Alternative Financing Closings” means (a) DYN having entered into a Third Amendment to Credit Agreement (the “Incremental Amendment”) among DYN, Morgan Stanley Senior Funding, Inc., BNP Paribas, Credit Agricole Corporate and Investment Bank, SunTrust Bank, Credit Suisse AG, Cayman Islands Branch, as the administrative agent, and the other parties thereto with respect to the Alternative Debt Financing, (b) DYN having received the proceeds of the Alternative Equity Financing and (c) the aggregate amount of the committed financing under the Incremental Amendment and the proceeds from the Alternative Equity Financing being equal to or greater than $2,375,000,000; provided that the amount of the committed financing under the Incremental Amendment is equal to or greater than $1,850,000,000.

1.2.4       “Bank of Tokyo Mitsubishi” means The Bank of Tokyo-Mitsubishi UFJ, Ltd.

1.2.5       “Commitment” means, with respect to each Sponsor, the amount of the Equity Commitment (as defined and set forth in such Sponsor’s Equity Commitment Letter, as may be increased or decreased in accordance with Section 2.15.

1.2.6       “Commitment Percentage” means, with respect to ECP, 35%, and with respect to DYN, 65%, in each case as may be increased or decreased in accordance with Section 2.15.

1.2.7       “CS” means Credit Suisse Securities (USA) LLC, an Advisor to DYN.

1.2.8       “DB” means Deutsche Bank Securities Inc., an Advisor to DYN.

1.2.9       “DB Side Letter” means that certain Side Letter, dated as of the Effective Date, by and between DYN and DB.

1.2.10     “DYN Debt Exclusions” means (a) the Credit Agreement, dated as of April 23, 2013, as amended (the “Credit Agreement”), among DYN, as borrower, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the lenders and

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other parties thereto and the Guarantee and Collateral Agreement and Intercreditor and Trust Agreement, in each case, entered into in connection therewith and dated as of April 23, 2013, as amended, among DYN, Credit Suisse AG, Cayman Islands Branch, as collateral trustee, the subsidiary guarantors party thereto from time to time and the lenders and other parties thereto, (b) the Letter of Credit Reimbursement Agreement, dated as of September 18, 2014, as amended, among DYN, Macquarie Bank Limited and Macquarie Energy LLC, (c) the letter of credit facility to be entered into by DYN with Goldman Sachs Bank or one or more of its affiliates in connection with the transactions contemplated by the Purchase Agreement, (d) any indebtedness existing as of the date hereof pursuant to any indentures of DYN and/or its Subsidiaries, and any notes issued pursuant thereto, by DYN or any of its Subsidiaries, (e) any indebtedness issued pursuant to any indentures of DYN and/or its Subsidiaries in connection with the transactions contemplated by the Purchase Agreement, (f) any indebtedness issued pursuant to a revolving credit facility or letter of credit facility entered into after the date of this Agreement not to exceed $45,000,000 in the aggregate, (g) an increase in DYN’s revolving credit facility not to exceed $75,000,000 in the aggregate, and (h) other ordinary course working capital or liquidity facilities of DYN and its Subsidiaries not to exceed $100,000,000 in the aggregate.

1.2.11     “ENGIE Consent” means the applicable parties to the Letter Agreement having executed and delivered the annexes to the Letter Agreement in accordance with the terms of the Letter Agreement.

1.2.12     “Financing Date” means July 1, 2016.

1.2.13     “First Buyout Condition” means the (a) occurrence of DYN’s commencement of the Alternative Financings on or prior to June 16, 2016, (b) occurrence of the Alternative Financing Closings on or prior to the Financing Date and (c) receipt of the ENGIE Consent within two (2) Business Days after the occurrence of the Alternative Financing Closings.

1.2.14     “GS” means Goldman, Sachs & Co., an Advisor to DYN.

1.2.15     “GS Side Letter” means that certain Side Letter, entered into on or about the Effective Date, by and between DYN and GS, or any other agreement, whether written or oral, to pay GS a side fee.

1.2.16     “Lazard” means Lazard Freres & Co. LLC, an Advisor to DYN.

1.2.17     “Letter Agreement” means that certain letter agreement, dated as of the date hereof, by and among DYN, the Buyer, ECP, Seller and the Company.

1.2.18     “LLC Agreement Form” means the form of Amended and Restated Limited Liability Company Agreement attached as Exhibit A hereto.

1.2.19     “Morgan Stanley” means Morgan Stanley Senior Funding, Inc.

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1.2.20     “MS Side Letter” that certain Side Letter, dated as of the Effective Date, by and between the Buyer Subsidiary and MS.

1.2.21     “PIPE Closing” has the meaning given to the term “Closing” in the Stock Purchase Agreement.

1.2.22     “RBC” means the Royal Bank of Canada, an Advisor to DYN.

1.2.23     “Second Buyout Condition” means the occurrence of the Closing or the termination of the Purchase Agreement in accordance with Section 4.3(d) or Section 4.3(f) thereof.

1.2.24     “Side Letters” means, collectively, the DB Side Letter and the GS Side Letter.

1.2.25     “Transfer” means any sale, transfer, conveyance, assignment, pledge, encumbrance, hypothecation or other disposition (other than any sale or transfer to an Affiliate of the transferring party, including, with respect to ECP, an entity controlled by ECP and formed for the purpose of effecting an investment in the Buyer by certain limited partners of ECP and Affiliated investment funds of ECP).

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

2.             AGREEMENTS AMONG THE PARTIES.

2.1          Equity Commitments.

2.1.1       Each Sponsor hereby agrees to fund or cause to be funded the Commitment under its Equity Commitment Letter, on the terms and subject to the conditions and limitations thereof. Each Sponsor hereby affirms and agrees that the Buyer is entitled to and shall enforce the provisions of the Equity Commitment Letters in accordance with this Agreement and the terms of each such Equity Commitment Letter upon the direction of the Company if the Company is permitted to cause the Buyer to enforce the provisions of such Equity Commitment Letter under the specific circumstances set forth therein and Section 11.11 of the Purchase Agreement and does in fact so cause the Buyer to enforce such provisions. Neither the Buyer nor the Sponsors shall attempt to enforce the funding of any Commitment under any Equity Commitment Letter until the applicable conditions set forth in the foregoing sentence have been satisfied and, if such conditions are satisfied, DYN shall be entitled to cause the Buyer to enforce the provisions of the ECP Equity Commitment Letter in the event ECP has not funded thereunder and ECP shall be entitled to cause the Buyer to enforce the provisions of the DYN Equity Commitment Letter in the event DYN has not funded thereunder. This Section 2.1.1 shall terminate upon the occurrence of the First Buyout Condition.

2.1.2       In the event that the PIPE Closing occurs concurrently with the Closing, DYN hereby agrees to use the aggregate Purchase Price (as defined in the Stock Purchase Agreement), less related costs and expenses, to fund a portion of the Commitment under

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the DYN Equity Commitment Letter. In the event that the PIPE Closing occurs following the Closing, each Sponsor and the Buyer shall take the actions contemplated by Section 2.15.2. In the event that the parties under the Stock Purchase Agreement are required to consummate the PIPE Closing in accordance with the Stock Purchase Agreement, ECP shall cause Terawatt to pay the Purchase Price (as defined in the Stock Purchase Agreement) pursuant to the Stock Purchase Agreement and, to the extent Terawatt does not have the requisite funds to pay all of the Purchase Price (as defined in the Stock Purchase Agreement), ECP shall provide such requisite funds to Terawatt.

2.1.3       If the First Buyout Condition fails to occur, notwithstanding anything to the contrary in this Agreement and the Commitment Letters, the Sponsors hereby agree that in the event that the Buyer does not require the full amount of the Sponsors’ aggregate Commitment to fulfill its obligations under the Purchase Agreement (such unused amount, the “Excess Amount”), all or a portion of any such Excess Amount shall nevertheless be contributed to the Buyer in an amount necessary to satisfy the minimum cash balance of the Buyer required under the Debt Commitment Letter, and thereafter, the Commitment of each Sponsor shall be reduced as follows: first, ECP’s Commitment shall be reduced by up to the Bridge Portion and then, if the Excess Amount exceeds the Bridge Portion, each Sponsor’s Commitment shall be reduced by its pro rata portion (in accordance with its respective Commitment Percentage).

2.1.4       If the First Buyout Condition fails to occur, in exchange for each Sponsor’s Equity Commitment, at the Closing, upon execution of an Amended and Restated Limited Liability Company Agreement of the Buyer substantially in the form of the LLC Agreement Form, the Buyer shall issue, directly or indirectly, to each Sponsor an additional number of limited liability company interests in the Buyer so that each such Sponsor shall hold, directly or indirectly, a number of limited liability company interests in the Buyer equal to such Sponsor’s Commitment Percentage of the outstanding limited liability company interests in the Buyer (after giving effect to such issuances).

2.2          Decisions; Actions.

2.2.1       Except as otherwise set forth in this Section 2.2, the parties hereto hereby agree that the Buyer (on behalf of itself and the Buyer Subsidiary) shall be entitled to take or cause to be taken any and all actions required or permitted to be taken by the Buyer (on behalf of itself and the Buyer Subsidiary), in each case, in its sole discretion, regarding the Purchase Agreement, the Related Documents and the transactions contemplated thereby, including in order to comply with its obligations under the Purchase Agreement and the Related Documents, satisfying the conditions to the Closing set forth in Article IX of the Purchase Agreement and exercising the Buyer’s (and the Buyer Subsidiary’s) rights under the Purchase Agreement or the Related Documents.

2.2.2       The parties hereto hereby agree that the Buyer shall be controlled by DYN as managing member pursuant to the Limited Liability Company Agreement of the Buyer, dated as of the Effective Date; provided that the Buyer shall not, and shall cause the Buyer Subsidiary not to, take or cause to be taken any material actions without the

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prior written consent of ECP; provided, further, that, for the avoidance of doubt, the following shall be considered material actions:

(1)                                 amending, modifying or terminating the Purchase Agreement or any Related Document;

(2)                                 waiving the Seller’s or the Company’s compliance with any of their respective obligations under the Purchase Agreement or the Related Documents or granting any consent requested by the Seller or the Company pursuant to the Purchase Agreement or the Related Documents;

(3)                                 other than as contemplated by Section 2.11, paying any consideration to obtain, or granting any other benefit or concession to obtain, or in each case to facilitate the obtaining of, any consent or approval of any Governmental Body or other Person with respect to the transactions contemplated by the Purchase Agreement;

(4)                                 (i) determining that the conditions to the Closing set forth in Sections 9.1(a)–(g) of the Purchase Agreement have been satisfied or (ii) determining to waive any such condition or making any claim (in writing) that a Material Adverse Effect has occurred;

(5)                                 making any claim (in writing) that Seller or the Company is in breach of, or default under, the Purchase Agreement or any Related Document, or instituting any proceeding or action, or threatening (in writing) to institute any proceeding or action with respect to any such breach or default;

(6)                                 making any determination with respect to the Debt Financing contemplated in Section 2.10; and

(7)                                 making any filing with a Governmental Body required under Section 8.4 of the Purchase Agreement;

provided, further, that the obligations of the Buyer and the Buyer Subsidiary pursuant to clauses 2.2.2(2), 2.2.2(3), 2.2.2(4)(ii), 2.2.2(6) and 2.2.2(7) above shall terminate upon the occurrence of the First Buyout Condition; provided, further, that, from and after the occurrence of the First Buyout Condition, Buyer and Buyer Subsidiary shall have no obligation to obtain ECP’s prior written consent with respect to any other material action unless such material action would adversely affect ECP’s rights under this Agreement.

2.2.3       Notwithstanding the foregoing, if the Buyer requests in writing that ECP approve any decision or action set forth in Section 2.2.1 or Section 2.10 and ECP does not notify the Buyer in writing of its disapproval of such decision or action by 5:00 p.m. Houston, Texas time on the third (3rd) Business Day following the date of such request,

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ECP shall be deemed to have irrevocably consented to and approved of such decision or action for all purposes of this Agreement.

2.3          Pre-Closing Matters. Each Sponsor shall use its Commercially Reasonable Efforts to, and the parties hereto shall reasonably cooperate with one another to, (a) take all actions necessary or appropriate to consummate the transactions contemplated by the Purchase Agreement, (b) cause the fulfillment at the earliest practicable date of all of the conditions to their or the Buyer Subsidiary’s respective obligations to consummate the transactions contemplated by the Purchase Agreement and (c) execute and cause to be delivered to each other party hereto or thereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purposes of carrying out or evidencing any of the transactions contemplated by the Purchase Agreement. This Section 2.3 shall terminate upon the occurrence of the First Buyout Condition; provided, however, that Buyer Subsidiary shall, and DYN shall cause it to, continue to comply with its obligations under Sections 8.4 and 8.5 of the Purchase Agreement.

2.4          Defaulting Sponsor.

2.4.1       In the event that (a) the Buyer has determined that the Closing Conditions have been satisfied or waived and (i) ECP (A) fails to fund (or provides written notice to DYN of its intent not to fund) its portion of the Closing Date Purchase Price in accordance with the terms of the ECP Equity Commitment Letter, or (B) fails to effect the PIPE Closing (assuming all conditions to ECP’s obligations to effect the PIPE Closing been satisfied or waived) or (ii) DYN (A) fails to fund (or provides written notice to ECP of its intent not to fund) its portion of the Closing Date Purchase Price in accordance with the terms of the DYN Equity Commitment Letter or (B) fails to effect the PIPE Closing (assuming all conditions to DYN’s obligations to effect the PIPE Closing have been satisfied or waived), or (b) any Sponsor takes, or causes the Buyer to take, or fails to take, any material action, or makes, or fails to make, any material decision, in each case that causes the Buyer, the Buyer Subsidiary or any Sponsor to be in material breach of, or material default under, any Transaction Agreement or the Stock Purchase Agreement, after written notice and reasonable opportunity to cure to the extent that such breach or default is curable and the applicable Transaction Agreement allows for such opportunity for cure (the applicable Sponsor, in the case of clause (a) or clause (b) above, the “Defaulting Sponsor”), then in each case in clauses (a) and (b) above, the other Sponsor (the “Non-Defaulting Sponsor”) shall have the right to terminate with immediate effect the Defaulting Sponsor’s participation in the transactions contemplated by the Purchase Agreement and the Stock Purchase Agreement and fund (or cause a third party to fund) any unpaid amount of the Defaulting Sponsor’s portion of the Closing Date Purchase Price and the Defaulting Sponsor shall immediately and irrevocably transfer to the Non-Defaulting Sponsor (or such third party, as the case may be) its equity interests in the Buyer in consideration therefor (at a cost equal to the par value per share of such equity interests).

2.4.2       Any Defaulting Sponsor hereby makes, constitutes and appoints the Non-Defaulting Sponsor as its true and lawful attorney-in-fact for it and in its name, place and stead to sign, execute, certify, acknowledge, file and record any instrument that is now or

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may hereafter be deemed necessary by a Non-Defaulting Sponsor in its reasonable discretion to carry out fully any transfer contemplated by Section 2.4 (such power of attorney granted is a special power of attorney, coupled with an interest, and is irrevocable, and will survive the bankruptcy, insolvency, dissolution or cessation of existence of the Defaulting Sponsor). The termination of any Defaulting Sponsor’s participation in the transactions contemplated by the Purchase Agreement and the funding of the Defaulting Sponsor’s portion of the Closing Date Purchase Price in the manner set forth above shall not affect, alter or impair the Buyer’s, the Buyer Subsidiary’s, the Non-Defaulting Sponsor’s, the Company’s or the Seller’s rights or remedies against the Defaulting Sponsor under this Agreement (including, without limitation, Sections 2.1.1 and 2.8) or the Transaction Agreements, with respect to the Defaulting Sponsor’s failure to fund or any other action or inaction. Nothing in Section 2.4 shall obligate or require the Non-Defaulting Sponsor to exercise its right to terminate the Defaulting Sponsor’s participation in the transactions contemplated by the Purchase Agreement or fund the Defaulting Sponsor’s portion of the Closing Date Purchase Price.

2.4.3       Notwithstanding anything to the contrary contained in this Agreement, Sections 2.4.1 and 2.4.2 shall terminate upon the occurrence of the First Buyout Condition.

2.5          LLC Agreement and Service Agreement.

2.5.1       If the First Buyout Condition fails to occur, each Sponsor agrees, on the Closing Date, to enter into an Amended and Restated Limited Liability Company Agreement of the Buyer substantially in the form of the LLC Agreement Form.

2.5.2       Each Sponsor agrees to negotiate in good faith the terms of a service agreement relating to the provision of certain services by DYN to the Buyer and its Subsidiaries following the Closing in accordance with the terms set forth on Exhibit B in order to execute such service agreement on the Closing Date. This Section 2.5.2 shall terminate upon the occurrence of the First Buyout Condition.

2.6          Company Payments. Until such time as the Closing occurs, each Sponsor agrees that any damages, costs, fees, expenses or other amounts to be paid by the Seller or the Company to the Sponsors or the Buyer under or with respect to any Transaction Agreement to which the Buyer (or the Buyer Subsidiary) is a party or the transactions contemplated thereby (collectively, the “Company Payments”) shall (a) first be used to pay the fees and expenses of the Advisors in their capacity as such (other than Lazard, RBC, DB, GS and CS) and (b) thereafter be paid to the Sponsors in proportion to their respective Commitment Percentages at the time of the event that triggered payment of any of the Company Payments (provided, that upon the occurrence of the First Buyout Condition, ECP shall have no right to any payment pursuant to this clause (b)); provided, however, that, until the occurrence of the First Buyout Condition, in the event a Sponsor becomes a Defaulting Sponsor, (x) such Defaulting Sponsor hereby waives all rights and shall have no right or claim to all or any portion of the Company Payments and (y) in the event any Company Payment is or has been paid to the Defaulting Sponsor by the Company, the Defaulting Sponsor shall immediately remit all such amounts to the Non-Defaulting Sponsors.

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2.7          Expenses.

2.7.1       In the event the Purchase Agreement is not terminated and the Closing occurs, the Company and/or the Buyer shall bear and pay any amounts due to each Advisor and all fees and expenses payable to the providers of the Debt Financing (including the fees and expenses of RBC, DB, GS, Morgan Stanley (including pursuant to the MS Side Letter) and Bank of Tokyo Mitsubishi related to the Debt Financing other than fees and expenses of (i) DB or GS pursuant to the Side Letters or (ii) Lazard, CS and RBC (to the extent not related to the Debt Financing)).

2.7.2       In the event the Purchase Agreement is terminated, after the application pursuant to Section 2.6 of any Company Payments, each Sponsor shall bear and pay its proportionate share (based on its respective Commitment Percentage) of any amounts due to each Advisor (including the fees and expenses of RBC, DB, GS, Morgan Stanley (including pursuant to the MS Side Letter) and Bank of Tokyo Mitsubishi related to the Debt Financing other than fees and expenses of (i) DB or GS pursuant to the Side Letters or (ii) Lazard, CS and RBC (to the extent not related to the Debt Financing)), solely in its capacity as an Advisor.

2.7.3       All fees and expenses of Lazard, RBC and CS related to the Purchase Agreement or the transactions contemplated thereby (but not including any such fees and expenses to the extent related to the Debt Financing) and all fees and expenses of DB or GS pursuant to the Side Letters, notwithstanding each of Lazard’s, RBC’s, DB’s, GS’s and CS’s status as an Advisor, shall be borne entirely by DYN and not by the Buyer, the Buyer Subsidiary, the Company or ECP.

2.7.4       Notwithstanding Sections 2.7.1 and 2.7.2, upon the occurrence of the First Buyout Condition and within 30 days of receipt of a written invoice from DYN, ECP shall pay to DYN 35% of any amounts covered by Section 2.7.1 (but only with respect to such amounts incurred prior to the occurrence of the First Buyout Condition), excluding, for the avoidance of doubt, any such amounts related to the Alternative Financings, and ECP shall have no further obligations under this Section 2.7.

2.8          The Buyer and Defaulting Sponsor Indemnification. Notwithstanding anything to the contrary in this Agreement, in the event a Sponsor becomes a Defaulting Sponsor (or otherwise breaches any of its obligations under any Transaction Agreement to which it is a party) and the Non-Defaulting Sponsor is obligated to make any payment in respect of any resulting claim or liability under any Transaction Agreement, such Defaulting Sponsor will (i) be solely responsible for such payment and (ii) defend, indemnify and hold harmless the Non-Defaulting Sponsor, the Buyer and the Buyer Subsidiary from and against, and reimburse the Non-Defaulting Sponsor and the Buyer and the Buyer Subsidiary for, all claims, actions, proceedings, liabilities, obligations, damages, losses, harms, charges, costs and expenses of whatever nature and however arising from such breach or any action or inaction of the Defaulting Sponsor that the Non-Defaulting Sponsor or the Buyer or the Buyer Subsidiary may suffer or incur, or become subject to, under or arising from the Purchase Agreement or any of the other Transaction Agreements or in respect thereof.

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2.9          Information Supplied; Indemnification. From and after the Effective Date, each Sponsor (the “Indemnifying Sponsor”) will defend, indemnify and hold harmless the other Sponsor and the Buyer (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against, and reimburse the Indemnified Parties for, all claims, actions, proceedings, liabilities, obligations, damages, losses, charges, costs or expenses of whatever nature and however arising that any Indemnified Party may suffer or incur, or become subject to, as a result of any information that (a) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein in order to make such statement, in light of the circumstances in which it was made, not misleading and (b) is supplied by such Sponsor for inclusion in the filings or notifications with Governmental Bodies required to be made under the Purchase Agreement.

2.10        Debt Financing. The Sponsors shall cause the Buyer (and the Buyer shall cause the Buyer Subsidiary) to comply with the Buyer Subsidiary’s obligations under the Purchase Agreement to enter into and borrow under definitive agreements relating to the Debt Financing; provided that, without ECP’s prior written consent, the Buyer and the Buyer Subsidiary shall not make any determination to take any action, or determination to not act, with respect to the Debt Commitment Letter or with respect to any agreement on additional or modified terms related to the Debt Financing (subject to the terms of the Purchase Agreement). In addition, DYN shall permit, and shall cause the Buyer and the Buyer Subsidiary to permit, ECP to participate in (a) all “road shows”, lender meetings and similar meetings with respect to obtaining the Debt Financing and (b) the preparation and negotiation of all material documents necessary to consummate the Debt Financing. This Section 2.10 shall terminate upon the occurrence of the First Buyout Condition.

2.11        Regulatory Matters. Each Sponsor shall, and shall cause its Affiliates to, (a) make or assist the Buyer and the Buyer Subsidiary in making, as applicable, all filings and notifications with Governmental Bodies and (b) use its reasonable best efforts to obtain or assist the Buyer and the Buyer Subsidiary in obtaining, as applicable, all necessary consents, authorizations and approvals of any Governmental Body that, in each case of clause (a) or (b) above, are necessary to consummate the transactions to be effected pursuant to the Stock Purchase Agreement or Purchase Agreement. Without limiting the generality of the foregoing, each Sponsor shall, and shall cause its Affiliates to, (i) supply and provide all information (which information shall be accurate in all material respects) to the other Sponsors or the Buyer, as applicable, that is reasonably required in connection with any such filings or notifications or in connection with obtaining any such consents, authorizations or approvals and (ii) cooperate with the other Sponsor and the Buyer in responding to any action taken by any Governmental Body in connection with or in response to any such filings or notifications or any such consents, authorizations and approvals. In connection with and without limiting the foregoing, each Sponsor shall, and shall cause its Affiliates to, take promptly any and all steps necessary to avoid or eliminate each and every impediment under any Regulatory Laws that may be asserted by any federal, state and local and non-United States antitrust or competition authority, so as to enable the parties to the Purchase Agreement to effect the Closing and the PIPE Closing as expeditiously as possible; provided that ECP shall not be required to effect or commit to effect, by consent decree, hold separate orders, trust or otherwise (A) the sale or disposition of any of the assets or businesses of ECP or its Affiliates or (B) any other restriction, limitation or encumbrance on businesses or assets of ECP or its Affiliates (and in no event shall ECP be

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deemed to be a Defaulting Sponsor by failing to effect, or failing to commit to effect, any such action contemplated by clause (A) or clause (B) above). To the extent that any consent decree, hold separate orders, holding in trust of any of assets or business or any other restriction, limitation or encumbrance on any businesses or assets other than any sale or disposition of any businesses or assets of any Person (collectively, but expressly excluding any sale or disposition of any businesses or assets of any Person, the “Mitigation Actions”) is necessary to avoid or eliminate each and every impediment under any Regulatory Laws and is necessary to consummate the Closing under the Purchase Agreement or the PIPE Closing, DYN shall (1) first propose to the applicable authority that such Mitigation Actions be taken by the Company Group or by DYN and its Subsidiaries or both, (2) determine (which determination will be made by DYN in an economically rational manner and assuming that it indirectly owns all of the equity interests of the Company Group) which businesses or assets of the Company Group or DYN or its Subsidiaries, as applicable, will be subject to such Mitigation Actions and which Mitigation Actions will be taken (provided such Mitigation Actions avoid, mitigate or eliminate such impediments) and (3) cause the Company or it or any such DYN Subsidiary, as applicable, to take such Mitigation Action following the Closing under the Purchase Agreement. To the extent that sales or dispositions of assets or businesses of the Company Group are necessary to avoid or eliminate each and every impediment under any Regulatory Laws and are necessary to consummate the Closing under the Purchase Agreement or the PIPE Closing following the taking of the actions contemplated by the two preceding sentences, DYN shall (x) propose to the applicable authority that sale or dispositions of businesses or assets of the Company Group be undertaken by the Company Group, (y) determine (which determination will be made by DYN in an economically rational manner and assuming that it indirectly owns all of the equity interests of the Company Group) which businesses or assets of the Company Group will be sold or disposed (provided such sales or dispositions avoid, mitigate or eliminate such impediments) and (z) cause the Company to undertake such sales or dispositions following the Closing under the Purchase Agreement.

2.12        Exclusivity. Each Sponsor agrees that, for so long as this Agreement shall remain in effect, except for the Alternative Financings, it shall not become Affiliated with, enter into discussions with, or make an equity investment with, any other Person in relation to any transaction involving the Seller or the Company that could reasonably be expected to be competitive to, or interfere with, the negotiation or consummation of the transactions contemplated by the Purchase Agreement. This Section 2.12 shall terminate upon the occurrence of the First Buyout Condition.

2.13        Cooperation. Each Sponsor shall comply with, and be bound by, the Buyer Subsidiary’s obligations under Section 8.8 of the Purchase Agreement as if such Sponsor was the Buyer Subsidiary under Purchase Agreement. Each Sponsor agrees to cooperate with each other Sponsor reasonably and in good faith with respect to the publication of any press release or public announcement or other communication with any news media in respect of the Transaction Agreements or the transactions contemplated thereby. Unless otherwise required by Law or the rules of any stock exchange or regulatory authority (including a self-regulatory organization), no party hereto may issue any press release or otherwise make any public announcement or comment relating to the transactions contemplated by the Purchase Agreement without the prior coordination with the other Sponsors, including, without limitation, allowing, to the extent reasonably practicable, the other Sponsors a reasonable opportunity to comment on such press

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release, public announcement or other communication in advance of such issuance or publication (including any public announcement required by Law or the rules of any stock exchange). This Section 2.13 shall terminate upon the occurrence of the First Buyout Condition.

2.14        Restrictions on Transfer. Except as contemplated by Section 2.19.1, for so long as this Agreement shall be in force or remain in effect, no Sponsor shall permit any Transfer of any equity or other interest of the Buyer. Except for the Alternative Financings, each Sponsor shall not, and shall cause its Affiliates not to, permit any direct or indirect Transfer (including by issuance of equity interests) of any equity interest of such Sponsor or the beneficial ownership of any equity interest of such Sponsor if such Transfer would be reasonably be expected to adversely affect or materially delay obtaining or making the consents, authorizations and approvals of any Governmental Body that are necessary to consummate the transactions contemplated by the Purchase Agreement or the Related Documents. Notwithstanding the foregoing, Energy Capital Partners III-A, LP shall be permitted to Transfer all or a portion of the limited liability company interests that it holds in the Buyer to any of Energy Capital Partners III, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, and Energy Capital Partners III-D, LP. This Section 2.14 shall terminate upon the occurrence of the First Buyout Condition.

2.15        Additional Financing.

2.15.1             In the event that the PIPE Closing does not occur prior to or concurrently with the Closing as a result of the failure of any of the conditions to the PIPE Closing under the Stock Purchase Agreement to have been satisfied or waived or because the Stock Purchase Agreement has been terminated, ECP shall be required to provide $150 million to DYN or the Buyer, as applicable, through one of the following options (provided that if (x) the First Buyout Condition fails to occur (other than in the circumstances described in clause (z) below), ECP can elect either option in its sole discretion, (y) the First Buyout Condition occurs, only the provisions of clause (i) below shall apply and (z) in the event that the First Buyout Condition fails to occur and the PIPE Closing has not occurred or does not occur as a result of the failure of the condition set forth in Section 2.04(g) of the Stock Purchase Agreement, only the provisions of clause (ii) below shall apply): (i) ECP and DYN shall enter into a loan agreement, the specific terms of which shall include the ability of DYN to repay all or a portion of the loan at any time without penalty and shall otherwise be agreed by ECP and DYN, acting reasonably and in good faith, prior to the Closing, pursuant to which ECP shall loan DYN $150 million (the “ECP Loan”), which DYN shall use to fund the Buyer Subsidiary’s obligations under the Purchase Agreement or (ii) (a) ECP’s Commitment shall be increased by $150 million and DYN’s Commitment shall be decreased by $150 million, (b) each Sponsor’s Commitment Percentage shall be increased or decreased, as the case may be, in accordance with the $150 million increase or decrease contemplated by the foregoing clause (a), and (c) ECP shall be required to contribute such additional $150 million to the Buyer at the Closing, subject to the satisfaction or waiver of the conditions set forth in the ECP Equity Commitment Letter; provided that, in each case in the foregoing clauses (i) and (ii), each of DYN and Terawatt shall continue to comply with its obligations set forth in the Stock Purchase Agreement (including effecting the PIPE Closing, subject to the satisfaction or waiver of the conditions set forth in the Stock

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Purchase Agreement), and provided further that if any of the conditions to the PIPE Closing under the Stock Purchase Agreement are not satisfied or the Stock Purchase Agreement is terminated, in either case due to a material breach of, or material default under, the Stock Purchase Agreement by DYN, ECP shall not be required to provide the ECP Loan, ECP’s Commitment shall not be increased pursuant to clause (ii)(a) above and ECP shall not be required to contribute the additional $150 million to the Buyer at the Closing pursuant to clause (ii)(c) above, unless ECP elects, in its sole discretion, to either provide the ECP Loan or contribute such additional $150 million to the Buyer. For the avoidance of doubt, in the event that ECP contributes an additional $150 million to the Buyer pursuant to this Section 2.15.1, such contribution shall not constitute a Bridge Portion and shall instead be deemed an equity contribution by ECP to the Buyer under the ECP Equity Commitment Letter.

2.15.2             In the event that the PIPE Closing occurs after the actions contemplated in clauses (i) or (ii) of Section 2.15.1 have occurred, the Sponsors hereby agree that (a) ECP shall be deemed to have paid $150 million of DYN’s Commitment on DYN’s behalf, (b) such payment by ECP on DYN’s behalf shall be offset against, and shall be treated as satisfying, Terawatt’s obligation to pay the Purchase Price (as defined in the Stock Purchase Agreement) at the PIPE Closing, (c) in the case of clause (i) of Section 2.15.1, $150 million of the outstanding principal of the ECP Loan shall have been deemed repaid but any accrued and unpaid interest thereon shall be paid to ECP in full by DYN, and (d) in the case of clause (ii) of Section 2.15.1, for purposes of determining the ownership of Units (as defined in the LLC Agreement Form) and the Capital Contributions (as defined in the LLC Agreement Form) of each Sponsor, the actions set forth in clauses (ii)(a) and (ii)(b) of Section 2.15.1 shall be deemed to have not occurred and DYN shall be deemed to have funded DYN’s Commitment as contemplated as of the date hereof (for the avoidance of doubt, at the price per Unit paid by the Sponsors at the Closing).

2.16        Bridge Portion. Subject to Section 2.1.3, at the Closing and concurrently with the funding of ECP’s Commitment in accordance with the ECP Equity Commitment Letter, ECP shall provide the Bridge Portion to the Buyer substantially on the terms attached hereto as Exhibit C. Notwithstanding the foregoing or anything to the contrary in Section 2.2, through the Closing Date, DYN may, without ECP’s prior written consent, cause the Buyer to negotiate and obtain replacement financing from a third party that is not an Affiliate of DYN with respect to the Bridge Portion on terms materially more favorable to the Buyer in the aggregate than the terms of the Bridge Portion (which replacement financing shall (i) not be convertible into any equity of the Buyer or any of its Subsidiaries, (ii) not have any make-whole, cash interest, amortization, mandatory prepayment or redemption, financial covenants and call protection features and (iii) have a lower interest rate for the duration of such replacement financing and a maturity of at least four (4) years from the date of incurrence). This Section 2.16 shall terminate upon the occurrence of the First Buyout Condition.

2.17        Liquidity Facility. At the Closing, DYN and the Buyer shall enter into a liquidity facility, substantially on the terms attached hereto as Exhibit D. This Section 2.17 shall terminate upon the occurrence of the First Buyout Condition.

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2.18        Alternative Financings. From and after the date hereof, DYN shall use its commercially reasonable efforts to cause the Alternative Financing Closings to occur as promptly as reasonably practicable and, in any event, by the Financing Date. This Section 2.18 shall terminate upon the occurrence of the First Buyout Condition.

2.19        ECP Buyout.

2.19.1             Upon the occurrence of the First Buyout Condition, (a) ECP shall promptly, and in any event within two (2) Business Days, (i) enter into an assignment agreement, in substantially the form attached hereto as Exhibit E, with Dynegy Atlas Holdings, LLC, a Delaware limited liability company, and (ii) deliver to Dynegy Atlas Holdings, LLC a certificate of non-foreign status from each seller of limited liability company interests in the Buyer prepared pursuant to section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, and Treasury regulations section 1.1445-2(b)(2), and (b) DYN or the Buyer, whichever is applicable, shall promptly, and in any event within two (2) Business Days, (i) deliver to ECP a certification that interests in the Buyer are not U.S. real property interests prepared pursuant to Treasury regulation Section 1.897-2(h) and Treasury regulation 1.1445-2(c), and (ii) to the extent not already entered into and delivered to ECP, deliver to ECP a termination agreement in respect of the ECP Equity Commitment Letter and the ECP Guarantee in the form attached hereto as Exhibit F, duly executed by the Buyer, the Buyer Subsidiary and the Company.

2.19.2             Upon the occurrence of the First Buyout Condition and, thereafter, the Second Buyout Condition, DYN shall pay to ECP and its affiliated funds, by wire transfer of immediately available funds to an account (or accounts) designated in writing by ECP, an aggregate amount in cash (the “Purchase Price”) as set forth below:

(1)         $375,000,000, if DYN pays the Purchase Price in full on or prior to the later of (i) December 31, 2016 and (ii) the date that is three (3) months after the occurrence of the Second Buyout Condition (such later date, the “First Payment Date”), provided, that in no event shall DYN pay the Purchase Price prior to the occurrence of the Second Buyout Condition;

(2)         $400,000,000, if DYN pays the Purchase Price in full after the First Payment Date but on or prior to the date that is three (3) months after the First Payment Date (such date, the “Second Payment Date”);

(3)         $425,000,000, if DYN pays the Purchase Price in full after the Second Payment Date but on or prior to the date that is six (6) months after the First Payment Date (such date, the “Third Payment Date”);

(4)         $450,000,000 if DYN pays the Purchase Price in full after the Third Payment date but on or prior to the date that is nine (9) months after the First Payment Date (the “Fourth Payment Date”); or

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(5)         if DYN does not pay the Purchase Price in full on or prior to the Fourth Payment Date, DYN shall pay ECP an amount equal to $468,500,000 on or prior to the date that is twelve (12) months from the First Payment Date (such date, together with the First Payment Date, the Second Payment Date, the Third Payment Date and the Fourth Payment Date, the “Payment Dates”).

DYN may make one or more partial payments of the Purchase Price at any time, whether on or prior to a Payment Date. If DYN makes any such partial payment, DYN shall owe, and be obligated to pay, only a proportionate amount of the Purchase Price increases reflected in Sections 2.19.2(2)—(5) based on the amount of the Purchase Price paid prior to any applicable Payment Date relative to the amount of the Purchase Price owed as of such applicable Payment Date.

2.19.3             In the event that the First Buyout Condition and the Second Buyout Condition have occurred and DYN has not paid the Purchase Price in full on or prior to March 15, 2017, DYN shall pay ECP an aggregate amount equal to $10,000,000 by wire transfer of immediately available funds; provided that, upon such payment, the Purchase Price shall be reduced by $10,000,000.

2.19.4             Until the earlier of (a) the failure of the First Buyout Condition to have occurred, (b) the payment of the Purchase Price in full and (c) the termination of the Purchase Agreement in accordance with its terms (other than a termination pursuant to Section 4.3(d) or Section 4.3(f) thereof), DYN shall not and shall cause its Subsidiaries not to:

(1)         subject to any applicable fiduciary duties of DYN’s board of directors, consummate any merger, consolidation or similar business combination transaction with any Person that is not an Affiliate of DYN involving consideration in excess of $300,000,000;

(2)         consummate any investments in, or loans or advances to, any Person that is not an Affiliate of DYN in excess of $100,000,000 individually or $300,000,000 in the aggregate;

(3)         other than with respect to the Alternative Debt Financings or the DYN Debt Exclusions, incur or guarantee debt for borrowed money in excess of $150,000,000 in the aggregate unless the proceeds are used to pay the Purchase Price;

(4)         enter into any agreement (other than pursuant to agreements or arrangements in effect as of June 14, 2016) to voluntarily prepay indebtedness in excess of $100,000,000 in the aggregate;

(5)         materially change lines of business;

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(6)         sell any physical assets (regardless of whether sold directly or indirectly in an asset or equity sale) in excess of $50,000,000 in the aggregate unless the proceeds thereof are used to pay the Purchase Price;

(7)         other than the Alternative Financings, issue any equity securities of DYN to any third party in exchange for cash, unless, in each case, the proceeds are used to pay the Purchase Price; or

(8)         utilize the existing restricted payment basket in the Credit Agreement in excess of $50,000,000 in the aggregate, except to pay fees, expenses and pre-funded interest expense for the Alternative Financings.

Notwithstanding the foregoing, nothing in this Section 2.19.4 shall restrict DYN’s ability to restructure or refinance in whole or in part the existing indebtedness of Illinois Power Generating Company, including restricting (i) the ability of DYN or any of its Subsidiaries to issue indebtedness to the lenders to Illinois Power Generating Company or (ii) DYN’s or IPH, LLC’s ability to make payments to the lenders to Illinois Power Generating Company.

2.20        ICC Sale. From and after the occurrence of the First Buyout Condition until the earlier of (a) the payment of the Purchase Price in full or (b) the termination of the Purchase Agreement in accordance with its terms (other than a termination pursuant to Section 4.3(d) or Section 4.3(f) thereof), DYN shall use its commercially reasonable efforts to sell Independence CC located in Oswego, New York (“ICC”) or to pursue a project financing of ICC. DYN shall use the proceeds from such sale or project financing, less related fees and expenses, to satisfy its obligations under Section 2.19.2. Notwithstanding the foregoing, if DYN does not enter into a definitive agreement relating to the sale of ICC on or prior to the Third Payment Date, DYN shall use its commercially reasonable efforts to pursue a project financing of ICC and shall use the proceeds of such project financing, less related fees and expenses, to fund the Purchase Price.

2.21        ROFR Waiver. Terawatt hereby waives all rights it has with respect to the Alternative Equity Financing under Section 5.06 of the Stock Purchase Agreement.

2.22        Representations and Warranties. Each Sponsor represents and warrants to the other Sponsor that:

2.22.1             such Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder;

2.22.2             the execution, delivery and performance of this Agreement by such Sponsor has been and remains duly authorized by all necessary partnership action, and does not contravene any provision of its organizational documents or any Law or contravene or violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any mortgage, lease, franchise, license, permit, Contract or instrument, to which such Sponsor is a party or by which any of such Sponsor’s assets or properties are bound;

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2.22.3             no other entity or governing body proceedings or approvals on the part of such Sponsor or any direct or indirect equity holders, managers or partners are necessary to authorize the execution, delivery and performance of this Agreement;

2.22.4             other than as disclosed in the Purchase Agreement (including the schedules thereto) or any notice to or filing with the FERC in connection with this Agreement, no notice to, filing with or consent or approval of any Governmental Body having jurisdiction is required for the execution, delivery and performance of this Agreement and no other proceedings or actions on the part of such Sponsor or any other Person (other than any proceedings that have previously occurred or actions that have been previously taken) are necessary in connection with the execution, delivery and performance of this Agreement;

2.22.5             other than as disclosed in the Purchase Agreement (including the schedules thereto), no notice to, filing with or consent or approval of any Governmental Body having jurisdiction is required for the execution, delivery and performance of the Stock Purchase Agreement or the Transaction Agreements by such Sponsor or the Buyer as a result of such Sponsor’s participation in the transactions contemplated by the Transaction Agreements (excluding, for the avoidance of doubt, the transactions contemplated by the Stock Purchase Agreement); and

2.22.6             to the knowledge of such Sponsor (including the knowledge that would have been obtained after due inquiry), the representations and warranties of the Buyer Subsidiary contained in the Purchase Agreement are true and accurate in all respects.

3.             MISCELLANEOUS.

3.1          Amendment. This Agreement may be amended or modified, and the provisions hereof waived, only by an agreement in writing signed by the parties hereto.

3.2          Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

3.3          Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by electronic mail or facsimile, in each case to the intended recipient as set forth below:

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if to ECP:

Energy Capital Partners
11943 El Camino Real, Suite 220
San Diego, California 92130
Facsimile: (858) 703-4401

Email: asinger@ecpartners.com; cleininger@ecpartners.com
Attention: Andrew Singer; Chris Leininger

with a copy to (which alone shall not constitute notice):

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Facsimile: (212) 751-4864

Email: david.kurzweil@lw.com; paul.kukish@lw.com

Attn: David Kurzweil; Paul Kukish

if to DYN:

Dynegy Inc.
601 Travis Street
Houston, TX 77002
Facsimile: (713) 507-6808
E-mail: catherine.james@dynegy.com
Attention: Catherine James, Esq., Executive Vice President and General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, DC 20005
Facsimile: (202) 661-8200
E-mail: michael.rogan@skadden.com
Attention: Michael P. Rogan

3.4          Governing Law; Jurisdiction; Venue; Waiver of Jury Trial.

3.4.1       This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this letter agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

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3.4.2       This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law provisions thereof. All claims, causes of action, suits, actions or proceedings shall be raised to and exclusively determined by the Court of Chancery for the State of Delaware or, if such court disclaims jurisdiction, the U.S. District Court for the District of Delaware or, if such court disclaims jurisdiction, the courts of the State of Delaware, and in each case, any appellate court from any decision thereof, to whose exclusive jurisdiction and venue the Parties unconditionally consent and submit. Service of process in connection with any such claim, cause of action suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

3.4.3       THE PARTIES HERETO EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

3.5          Specific Performance. The parties hereto acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that any remedy at law for any breach of the provisions of this Agreement would be inadequate. Accordingly, the parties hereto acknowledge and agree that each party hereto shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the right of a party hereto to cause the other party hereto consummate the transactions contemplated by the Transaction Agreements, in the courts provided for in Section 3.4.2, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose

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the granting of specific performance and other equitable relief on the basis that any other party hereto has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party hereto seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.5 shall not be required to provide any bond or other security in connection with any such injunction.

3.6          No Recourse. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Sponsor or any of its successors or permitted assignees may be a partnership or a limited liability company, each of ECP, DYN and the Buyer, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than ECP, DYN and the Buyer and their respective successors and permitted assignees shall have any obligation hereunder, and that it has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against, any former, current or future director, officer, agent, advisor, attorney, representative, Affiliate, manager or employee of any of ECP, DYN or the Buyer (or any of their successors or assignees), against any former, current or future general or limited partner, manager, member or stockholder of ECP, DYN or the Buyer, or any Affiliate thereof or against any former, current or future director, officer, agent, advisor, attorney, representative, employee, Affiliate, assignee, general or limited partner, stockholder, manager or member of any of the foregoing, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise.

3.7          Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

3.8          Other Agreements. This Agreement, together with the Transaction Agreements and all agreements referenced herein and therein, constitutes the entire agreement and supersedes all prior agreements, understandings and statements, both written and oral, among the parties hereto with respect to the subject matter contained herein.

3.9          Assignment. No party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other party; provided that ECP may assign this Agreement (in whole or in part) to one or more of its Affiliates as long as ECP remains liable hereunder.

3.10        Third Parties. No Person who is not a party to this Agreement shall have any rights to enforce this Agreement; provided that the parties hereto expressly intend that the Buyer shall be regarded as, and shall be entitled to rely upon its status as, an intended third party beneficiary of Section 2.8 hereof.

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3.11        Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute one and the same agreement.

3.12        Amendment and Restatement. Effective from and after the date hereof, this Agreement amends and restates the Interim Sponsors Agreement in its entirety.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ENERGY CAPITAL PARTNERS III, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

	By:	/s/ Tyler Reeder
Name: Tyler Reeder
Title: Managing Member

ENERGY CAPITAL PARTNERS III-A, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

	By:	/s/ Tyler Reeder
Name: Tyler Reeder
Title: Managing Member

ENERGY CAPITAL PARTNERS III-B, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

	By:	/s/ Tyler Reeder
Name: Tyler Reeder
Title: Managing Member

[Signature Page to Amended and Restated Interim Sponsors Agreement]

ENERGY CAPITAL PARTNERS III-C, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

	By:	/s/ Tyler Reeder
Name: Tyler Reeder
Title: Managing Member

ENERGY CAPITAL PARTNERS III-D, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

	By:	/s/ Tyler Reeder
Name: Tyler Reeder
Title: Managing Member

TERAWATT HOLDINGS, LP

By:	/s/ Tyler Reeder
Name: Tyler Reeder
Title: President

By:	/s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Secretary and General Counsel

DYNEGY INC.

By:	/s/ Robert C. Flexon
Name: Robert C. Flexon
Title: President & Chief Executive Officer

[Signature Page to Amended and Restated Interim Sponsors Agreement]

ATLAS POWER, LLC

By: Dynegy Atlas Holdings, LLC, its managing member

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President & Chief Executive Officer

[Signature Page to Amended and Restated Interim Sponsors Agreement]

EXHIBIT A

FORM OF LLC AGREEMENT

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

ATLAS POWER, LLC

a Delaware limited liability company

effective as of [•]

UNITS IN ATLAS POWER, LLC, A DELAWARE LIMITED LIABILITY COMPANY, HAVE NOT BEEN REGISTERED WITH OR QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE.  THE UNITS ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS.  THE UNITS CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THIS LIMITED LIABILITY COMPANY AGREEMENT OF ATLAS POWER, LLC AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

iii

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ATLAS POWER, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ATLAS POWER, LLC, a Delaware limited liability company (the “Company”), dated and effective as of [•] (the “Effective Date”), is made and entered into by and among:

(i)                                     the Company;

(ii)                                  Energy Capital Partners III, LP, a Delaware limited partnership (“ECP III”), Energy Capital Partners III-A, LP, a Delaware limited partnership (“ECP III-A”), Energy Capital Partners III-B, LP, a Delaware limited partnership (“ECP III-B”), Energy Capital Partners III-C, LP, a Delaware limited partnership (“ECP III-C”), Energy Capital Partners III-D, LP, a Delaware limited partnership (“ECP III-D” and, together with ECP III, ECP III-A, ECP III-B and ECP III-C, collectively, the “ECP Funds”); and

(iii)                               Dynegy Atlas Holdings, LLC, a Delaware limited liability company (“Dynegy” and, together with the ECP Funds, the “Principal Unitholders”).

Each of the parties hereto are sometimes referred to individually as a “Party” and collectively as the “Parties” in this Agreement.

RECITALS

WHEREAS, the Company was formed under the name “Atlas Power, LLC” as a limited liability company under the Delaware Limited Liability Company Act pursuant to the Certificate of Formation of the Company (the “Delaware Certificate”) filed with the Delaware Secretary of State on February 23, 2016;

WHEREAS, the Principal Unitholders and the Company previously entered into that certain Limited Liability Company Agreement of the Company, dated as of February [•], 2016 (the “Original Agreement”);

WHEREAS, (i) the ECP Funds have purchased from the Company an aggregate of [•] Units (as defined below) in exchange for $[•], representing [•]% of the issued and outstanding number of Units, and (ii) Dynegy has purchased from the Company an aggregate of [•] Units in exchange for $[•], representing [•]% of the issued and outstanding number of Units(1);

(1)  Note to Draft:  For the avoidance of doubt, these amounts and amounts set forth on Exhibit A to take into account all equity amounts funded by the ECP Funds and Dynegy, respectively, as of the Effective Date, including any amounts funded by the ECP Funds to the Company because the PIPE transaction has not yet been consummated.

WHEREAS, the Parties desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the disposition and voting of the Units;

WHEREAS, the Principal Unitholders wish to amend and restate the Original Agreement in its entirety and do hereby adopt this Agreement as the Limited Liability Company Agreement of the Company, effective as of the Effective Date.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound agree as follows:

ARTICLE I.
ORGANIZATION

Section 1.01                             Continuation of the Company.  The Company was organized as a Delaware limited liability company on February 23, 2016 by the filing of the Delaware Certificate in the office of the Delaware Secretary of State pursuant to the Delaware Act.  The Unitholders desire to continue the Company for the purposes and upon the terms and conditions set forth herein.  As of the Effective Date, the ECP Funds and Dynegy constitute all of the Unitholders of the Company.  Except as provided herein, the rights, duties and liabilities of each Unitholder will be as provided in the Delaware Act.

Section 1.02                             Name.  The name of the Company is “Atlas Power, LLC”.  Company business will be conducted in such name or such other names that comply with applicable Law as the Board may select from time to time.

Section 1.03                             Registered Office; Registered Agent. The registered office of the Company in the State of Delaware will be the initial registered office designated in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law.  The registered agent of the Company in the State of Delaware will be the initial registered agent designated in the Delaware Certificate, or such other person or persons as the Board may designate from time to time in the manner provided by law.

Section 1.04                             Principal Place of Business.  The principal place of business of the Company will be at 601 Travis Street, Suite 1400, Houston, TX 77002, or such other location as the Board may designate from time to time, which need not be in the State of Delaware.  The Company may have such other offices as the Board may determine appropriate.

Section 1.05                             Purpose; Powers.  The Company shall have the power to engage in any and all lawful businesses or activities and exercise any powers in which a limited liability company may be engaged under applicable Law, including the Delaware Act.  The Company will have all powers permitted to be exercised by a limited liability company organized in the State of Delaware.

Section 1.06                             Fiscal Year.  The fiscal year of the Company (the “Fiscal Year”) for financial statement and federal income tax purposes will end on December 31st unless otherwise determined by the Board or required under the Code.

Section 1.07                             Foreign Qualification Governmental Filings.  The Board is authorized to cause the Company to comply, to the extent procedures are available, with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction where the Company may conduct business.  Each Officer is authorized, on behalf of the Company, to execute, acknowledge, swear to and deliver all certificates and other instruments as may be necessary or appropriate in connection with such qualifications.  Further, each Unitholder will execute, acknowledge, swear to and deliver all certificates and other instruments that are necessary or appropriate to qualify, or, as appropriate, to continue or terminate such qualification of, the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

Section 1.08                             Duration.  The Company commenced on the date the Certificate of Formation was filed with the Delaware Secretary of State, and the Company will be perpetual in duration unless terminated pursuant to this Agreement.

Section 1.09                             Units.  As of the date hereof, the Equity Interests of the Company shall be comprised of units (the “Units”).  Upon the execution hereof by the Parties, [•] Units were issued and outstanding as more fully set forth on Exhibit A hereto (the “Schedule of Unitholders”). The Company may (but need not) issue certificates representing the Units at the election of the Board.

Section 1.10                             New Unitholders.  Subject to the provisions of this Agreement, including Section 2.06(c)(i), Section 4.02 and Section 4.11, upon the approval of the Board, additional persons may be admitted to the Company as Unitholders and Equity Interests may be created and issued to such persons as determined by the Board on such terms and conditions as the Board may determine at the time of admission.  The terms of admission may provide for the creation of different classes or series of Equity Interests having different rights, powers and duties.  As a condition to the admission of any person as a Unitholder of the Company, such person must agree to be bound by the terms of this Agreement by executing and delivering a joinder to this Agreement in the form attached hereto as Exhibit B.  The Board is hereby authorized to update the Schedule of Unitholders as it may determine to be necessary from time to time, including to reflect the creation and issuance of additional Equity Interests pursuant to this Section 1.10, and such updates shall not be deemed to be amendments to this Agreement.

Section 1.11                             Tax Classification.  It is intended that the Company will be classified as an association taxable as a corporation for U.S. federal and applicable state and local income tax purposes, and the Company shall make (and not revoke) an election under Treasury Regulation Section 301.7701-3 to be treated as such, effective as of its date of formation.  The Company, the

Managers and the Officers are hereby authorized to sign and make such election (and any analogous election under state, local or other applicable income tax law).

ARTICLE II.
CORPORATE GOVERNANCE

Section 2.01                             Board of Managers.

(a)                                 Except as otherwise provided in this Agreement or by applicable Law, the power and authority to manage, direct and control the Company will be vested in the Board.  The Board will have full, complete and exclusive authority to manage, direct and control the business, affairs and properties of the Company, and to perform any and all other acts or activities customary or incident to the management of the Company’s activities.  Unless expressly authorized to do so by the provisions hereof or by action of the Board, no Unitholder may claim or exercise any authority to act, or to enter into any contract or agreement, on behalf of the Company.

(b)                                 The board of managers of the Company (the “Board,” and each member thereof, a “Manager”) shall initially consist of the following five (5) Managers: (i) one (1) Manager nominated by ECP-III, who shall initially be Andy Singer (the “ECP III Manager”), (ii) one (1) Manager nominated by ECP III-A, who shall initially be Tyler Reeder (the “ECP III-A Manager” and, together with ECP III Manager, the “ECP Managers”), and (iii) three (3) Managers nominated by Dynegy, who shall initially be Robert Flexon, Hank Jones and Clint Freeland.

(c)                                  Each Unitholder shall vote all of its Units and any other voting securities of the Company over which such Unitholder has voting control and shall take all other necessary or desirable actions within its control (whether in its capacity as a unitholder, director, member of a board committee, or officer or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a Quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including calling special board and unitholders meeting) to ensure, and each of the Parties agrees, that:

(i)                                     The authorized number of Managers shall be five (5) Managers (or such other number as unanimously agreed upon by the Principal Unitholders);

(ii)                                  Until such time as the ECP Funds and their Affiliate Transferees (the “ECP Parties”) shall collectively own less than twenty percent (20%) of the outstanding Units due to the circumstances described below, the ECP Parties shall collectively be entitled to nominate two (2) Managers, with each of ECP III and ECP III-A (or their Affiliate Transferees) entitled to nominate one (1) Manager and, following such time as the ECP Parties own less than twenty percent (20%) of the outstanding Units due to (individually or in the aggregate) (A) the occurrence of a Partial Put or a Partial Call and/or (B) being a Non-Subscribing Unitholder with respect to any New Securities approved pursuant to Section 2.06(c)(i), the ECP Parties shall collectively be entitled to nominate one (1) Manager (in which case Dynegy shall be entitled to nominate one (1) of the Managers previously nominated by the ECP Parties to the extent that Dynegy is then entitled to nominate at least three (3) Managers pursuant to clause (iii) below and which Manager seat shall remain vacant if Dynegy is not then so entitled); and

(iii)                               Until such time as Dynegy and its Affiliate Transferees (the “Dynegy Parties”) shall collectively own less than fifty percent (50%) of the outstanding Units due to the circumstances described below, the Dynegy Parties shall collectively be entitled to nominate three (3) Managers, and following such time as the Dynegy Parties own less than (A) fifty percent (50%) of the outstanding Units due to (individually or in the aggregate) (1) a failure to exercise the Dynegy Repayment Option in an amount necessary to maintain ownership of at least fifty percent (50%) of the outstanding Units and/or (2) being a Non-Subscribing Unitholder with respect to any New Issuance approved pursuant to Section 2.06(c)(i), the Dynegy Parties shall be entitled (subject to the succeeding clause (B)) to nominate two (2) Managers (in which case the ECP Funds shall be entitled to nominate one of the Managers previously nominated by the Dynegy Parties to the extent that the ECP Parties are then entitled to nominate at least two (2) Managers pursuant to clause (ii) above and this clause (iii) and which Manager seat shall remain vacant if the ECP Parties are not then so entitled) and (B) twenty percent (20%) of the outstanding Units due to (individually or in the aggregate) (1) a failure to exercise the Dynegy Repayment Option in an amount necessary to maintain ownership of at least twenty percent (20%) of the outstanding Units and/or (2) being a Non-Subscribing Unitholder with respect to any New Securities approved pursuant to Section 2.06(c)(i), the Dynegy Parties shall be entitled to nominate one (1) Manager (in which case ECP shall be entitled to nominate all but one of the Managers previously nominated by the Dynegy Parties to the extent that the ECP Parties are then entitled to nominate at least two (2) Managers pursuant to clause (ii) above and this clause (iii) and which Manager seat shall remain vacant if the ECP Parties are not then so entitled).

(d)                                 The Principal Unitholders shall have the right to nominate a corresponding percentage of members to any committee of the Board as such Principal Unitholder may nominate to the Board itself pursuant to Section 2.01(c).

Section 2.02                             Removal.  The ECP Parties or the Dynegy Parties who have the right to nominate any Manager pursuant to Section 2.01(c) shall also have the right to send a notice to the Parties electing to remove such Manager.  Upon receipt of such notice, the Parties shall immediately remove such Manager from the Board and any committee thereof, and the Parties shall take all necessary action to fill the vacancy created by such removal in accordance with Section 2.01(c).

Section 2.03                             Vacancies. In the event that any Manager ceases to serve as a member of the Board or any committee thereof for any reason, in each case, during such member’s term of office, the resulting vacancy on the Board or committee, as applicable, shall be filled by the Parties in the manner provided in Section 2.01.  In the event that any person for any reason ceases to serve as a member of any committee of the Board during such member’s term of office, the resulting vacancy shall be filled by the Company (acting at the direction of the Board) in the manner provided in Section 2.01(d).

Section 2.04                             Voting Agreements.  Each Unitholder agrees to vote all its Units owned or held of record by it (a) to elect (or to execute a written consent consenting to the election of) the nominees nominated pursuant to Section 2.01 and Section 2.03, (b) not to remove (and not to execute a written consent consenting to the removal of) any Manager other than pursuant to Section 2.02, (c) to remove (or to execute a written consent consenting to the removal of) any Manager pursuant to Section 2.02 and (d) to effect any decisions made in accordance with the provisions of Section 2.08.  The voting agreements contained herein are coupled with an interest and may not be revoked or amended except as set forth in this Agreement.

Section 2.05                             Governance Expense.  The Company shall reimburse all Managers for reasonable travel, lodging and related expenses incurred in connection with meetings of the Board or otherwise in service as a Manager.

Section 2.06                             Board Actions.  Each of the Parties shall take all reasonable actions to cause the following procedures to be followed by the Board:

(a)                                 Quorum.  A quorum of the Board as to any action of the Board shall consist of (i) at least a majority of the Managers (excluding any vacancies), (ii) at least one (1) Manager nominated by the ECP Parties unless the ECP Parties are entitled to nominate three (3) Managers pursuant to Section 2.01(c), in which case at least two (2) Managers nominated by the ECP Parties shall be required for such quorum, and (iii) at least two (2) Managers nominated by the Dynegy Parties unless the Dynegy Parties are entitled to nominate one (1) Manager pursuant to Section 2.01(c), in which case at least one (1) Manager nominated by the Dynegy Parties shall be required for such quorum (a “Quorum”); provided, however, that with respect to the actions addressed by Section 2.08, a Quorum shall be deemed to exist with the presence of solely the Directors specified therein; provided, further, that if there is a failure of quorum at any such meeting as a result of the absence of a ECP Manager if the Dynegy Parties are entitled to nominate a majority of the Managers, or the absence of a Dynegy Manager if the ECP Parties are entitled to nominate a majority of the Managers, as the case may be, the Managers in attendance may adjourn such meeting and recall it not less than seventy-two (72) hours thereafter by written notice to each Manager, and at such recalled meeting, the presence of an ECP Manager or a Dynegy Manager, as the case may be, shall not be required for the presence of a quorum.  A Quorum must be present at all Board meetings (whether in person or by proxy, by telephone, videoconference or otherwise) to conduct business.  A Quorum must exist at all times during any Board meeting, including the reconvening of a meeting adjourned, in order for any action taken at such meeting to be valid.

(b)                                 Voting.  On all matters requiring the vote or action of the Board, each Manager shall be entitled to one vote and all actions, approvals and consents undertaken by the Board must be authorized (i) at any Board meeting at which a Quorum is present, by the affirmative vote of a majority of the number of votes represented by the Managers (excluding any vacancies), or such higher threshold required by Section 2.06(c), or (ii) in the manner specified in Section 2.06(d) with respect to actions by written consent; provided, however, that the matters addressed in Section 2.08 shall require only the determinations of the Directors specified therein.  Managers may participate in any meeting in person or by proxy (which proxy may be granted by e-mail), or through telephonic or similar communications equipment, and, such participation shall constitute attendance at such meeting. For the avoidance of doubt, unless specified otherwise in this Section 2.06 or this Agreement, any action, approval or consent of the Board required pursuant to this Agreement shall require the affirmative vote of a majority of the number of votes represented by the Managers (excluding any vacancies).

(c)                                  Actions Requiring Supermajority Approval.  Notwithstanding anything to the contrary in this Agreement but subject to Section 4.11, neither the Company nor any Subsidiary thereof nor any officer or agent of the Company or its respective Subsidiaries shall take any of the actions described in this Section 2.06(c) without the affirmative vote of at least seventy five percent (75%) of the number of votes represented by the Managers (excluding any vacancies); provided, however that the actions described in clauses (v), (vi) and (xv) below shall not be taken by the Company or any Subsidiary thereof (nor any officer or agent of the Company or its respective Subsidiaries) without the unanimous vote of the Managers:

(i)                                     request or accept any Capital Contributions or other equity capital from any Unitholder or any other person or issue, or authorize the issuance of, any Units or other Equity Interests of the Company or any of its Subsidiaries;

(ii)                                  agree to any merger, consolidation or combination of the Company or its Subsidiaries with a third person (other than the Company or its Subsidiaries), or to a sale of all or substantially all of the assets of the Company or any of its Subsidiaries, other than in connection with the exercise of any Drag Along Rights pursuant to Section 4.06 or an ECP Forced Sale;

(iii)                               enter into or agree to any recapitalization, restructuring or reorganization of the Company or any of its Subsidiaries;

(iv)                              commence any voluntarily liquidation, winding up, or dissolution of the Company or any of its Subsidiaries;

(v)                                 commence or acquiesce in any bankruptcy, insolvency, reorganization, debt arrangement, composition or other case under any bankruptcy, insolvency law, or making an assignment for the benefit of creditors;

(vi)                              change any material tax elections or tax policies;

(vii)                           other than to the Company or a Subsidiary thereof, sell, license, transfer or otherwise dispose of (including through merger or consolidation) any assets or properties of the Company or any of its Subsidiaries having a fair market value in excess of $[•], or any equity interests owned by the Company or a Subsidiary thereof, in each case in any single transaction or series of related transactions;

(viii)                        purchase or otherwise acquire all or any part of the assets or business of, or Equity Interests or other evidences of beneficial ownership of, invest in or participate in any joint venture, partnership or similar arrangement (other than in the ordinary course of business) with, any person or entity (other than the Company or any of its

Subsidiaries), in each case involving a commitment in excess of $[•], in each case in any single transaction or series of related transactions;

(ix)                              cause the Company, or any Subsidiary thereof, to consummate an Initial Public Offering or any other public securities offering;

(x)                                 (A) other than with respect to [•](2) or, until the first (1st) anniversary of this Agreement, Indebtedness from a third party that is not an Affiliate of any Unitholder on terms materially more favorable to the Company in the aggregate than the Bridge Loan (which Indebtedness shall (i) not be convertible into Equity Interests, (ii) not have any make-whole, cash interest, amortization, mandatory prepayment or redemption, financial covenants and call protection features and (iii) have a lower interest rate for the duration of such Indebtedness and a maturity of at least four (4) years from the date of incurrence), the proceeds of which are used solely to repay all or a portion of the Bridge Loan, incur, assume, guarantee or otherwise become responsible for Indebtedness in excess of $[•] in any single transaction or series of related transactions, (B) make any material amendment to, waiver of, or consent in respect of, any Indebtedness, (C) extend any credit or make any loan to any person or entity in excess of $[•] or (iv) other than the Bridge Loan, optionally repay any outstanding debt in excess of $[•]; provided; however, that, notwithstanding the foregoing, with the approval of a majority of the Board (and not 75%), the Company may enter into a liquidity facility that has terms not materially less favorable to the Company than to Dynegy Parent’s liquidity facility under the Dynegy Parent Credit Agreement as in existence on February 24, 2016;

(xi)                              other than with respect to the Service Agreement, enter into or agree to enter into any transaction or series of related transactions between the Company or any of its Subsidiaries, on the one hand, and any Principal Unitholder or any of its Affiliates (other than the Company or any of its Subsidiaries), on the other hand;

(xii)                           make any Distribution to the Unitholders;

(xiii)                        commence or settle any claim or litigation of the Company or any of its Subsidiaries (including any tax disputes) in excess of $[•] or agree to any injunctive or declaratory relief in respect of any such material claim or litigation;

(xiv)                       approve, amend or modify any Annual Plan;

(xv)                          amend or modify the Service Agreement in a manner that is disproportionately adverse to the ECP Parties; or(3)

(2)  Note to Draft: To reference acquisition financing credit facilities, the Bridge Loan and the liquidity facility.

(3)  Note to Draft: At the Board’s first meeting, it will approve a delegation of authority policy to the appropriate officers that generally permits expenditures under $[•] million.

(xvi)                       agree or commit to do any of the foregoing, or delegate any of the foregoing to the Company or any of its Subsidiaries or any officer or agent of the Company or Subsidiary thereof.

(d)                                 Action by Written Consent or Telephone.  Any action permitted or required by applicable Law or this Agreement to be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all of the Managers then in office.  Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board.  Subject to the requirements of applicable Law or this Agreement for notice of meetings, the Managers may participate in and hold a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened or is not called or convened in accordance with this Agreement.

Section 2.07                             Officers.  The Board may, from time to time, designate one or more persons to be Officers of the Company, with such titles as the Board may assign to such persons.  No Officer need be a Unitholder or a resident of the State of Delaware.  Officers so designated will have such authority and perform such duties as the Board may, from time to time, delegate to them and, unless otherwise specified by the Board, will have the authority and responsibilities generally held by officers of a Delaware corporation holding the same titles.  Any number of offices may be held by the same person.  The salaries or other compensation, if any, of the Officers and agents of the Company will be fixed from time to time by the Board.  Any Officer may resign as such at any time.  Such resignation will be made in writing and will take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board.  Any Officer may be removed as such, either with or without cause, by the Board, in its sole discretion.  Any vacancy occurring in any office of the Company may be filled by the Board.

Section 2.08                             Certain Powers of Nominated Directors.  Notwithstanding anything to the contrary in this Agreement, the ECP Managers or the Dynegy Managers, as applicable, shall have the sole power and authority to cause the Company to take (or refrain from taking) any action with respect to the enforcement of the Company’s and its Subsidiaries’ rights against the Principal Unitholder (or its Affiliates) that did not appoint such Managers in respect of any contract between the Company or any of its Subsidiaries and such Principal Unitholder (or its Affiliates).

Section 2.09                             Annual Plan.  At least sixty (60) days prior to the start of each fiscal year of the Company, or in the case of the fiscal year during which the date of this Agreement occurs, [within ten (10) days of the date of this Agreement], the Officers of the Company (or Dynegy pursuant to the Service Agreement), shall submit to the Board a proposed operating plan for such fiscal year (the “Annual Plan”). Such Annual Plan shall include: (a) a financial projection setting forth estimates of revenues, costs, fees, expenses and capital expenditures to be realized or borne by the Company or any of its Subsidiaries on a month-to-month basis for the next fiscal year, (b) a proposed operating budget for the Company and its Subsidiaries setting forth the authorized limit of the fees, costs, expenses and capital expenditures which may be incurred by the Company without additional prior approval by the Board, (c) risk management plans for the Company and its Subsidiaries, and (d) hedging strategies for the Company and its Subsidiaries.  The Board shall consider the Annual Plan for approval prior to the start of the fiscal year to which it pertains and the members of the Board shall use all reasonable efforts to resolve any disagreements as to any item contained in the Annual Plan prior to beginning of such fiscal year.  If any Annual Plan submitted to the Board in accordance with this Section 2.09 is not approved by the Board, then the Annual Plan most recently approved by the Board pursuant to this Section 2.09, as amended or modified pursuant to Section 2.06(c)(xiv), shall remain in effect as the Annual Plan for the next fiscal year, with the following adjustments: (x) all prior period non-recurring items shall be excluded, and (y) all prior period fees, costs, expenses, maintenance and on-going project-based capital expenditures and other similar items shall be increased by 5%.

Section 2.10                             ECP Representative.  Each of the ECP Funds has designated the ECP Representative to act as its representative with respect to the making of, and the delivery and receipt of, all notices, elections, approvals, requests or other instructions or determinations (including as to whether any condition has been met to the satisfaction of such ECP Fund) (each, a “Notice”) and to otherwise act on behalf of any or all of the ECP Funds with respect to any Notices delivered in connection with this Agreement.  The ECP Funds shall cause the ECP Representative to act at the direction of the ECP Funds holding a majority of Units held by all of the ECP Funds with respect to all such Notices.  Each of Dynegy and the Company shall direct any Notice to be made to any ECP Fund to the ECP Representative and agree that any Notice delivered under this Agreement by the ECP Representative shall be deemed to be a Notice delivered by the ECP Funds.  Any Notice made to the ECP Representative (referencing the ECP Funds) shall be deemed to have been made to the ECP Funds in the form and at the time made to the ECP Representative.

ARTICLE III.
CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

Section 3.01                             Capital Contributions.

(a)                                 (i) The ECP Funds have made an initial Capital Contribution to the Company in the amount of $[•], and (ii) Dynegy has made an initial Capital Contribution to the Company in the amount of $[•].

(b)                                 None of the Unitholders shall be obligated to make or commit to make any additional Capital Contributions to the Company and none of the Unitholders shall be obligated to make or commit to make any loans or similar advances of capital to the Company.

Section 3.02                             Distributions.

(a)                                 Subject to the provisions of Section 18-607 of the Delaware Act and Section 2.06(c)(xii), the Board may in its sole discretion make Distributions at any time or from time to time, provided that the Board shall not authorize any Distribution without the affirmative vote of at least seventy five percent (75%) of the number of votes represented by the Managers (excluding any vacancies) if at such time any available amount of the [•](4) is drawn by the Company.(5)

(b)                                 Except as otherwise expressly provided in this Agreement, all Distributions shall be distributed to the Unitholders pro rata in accordance with the number of Units owned by each Unitholder as of the date of such Distribution. Any Distributions pursuant to this Section 3.02 made in error or in violation of Section 18-607(a) of the Delaware Act, will, upon demand by the Board, be returned to the Company.

ARTICLE IV.
ISSUANCE OF NEW SECURITIES; RESTRICTIONS ON TRANSFERS

Section 4.01                             Resale of Units.

(a)                                 None of the Unitholders shall transfer all or any portion of its Units other than in reliance upon, and in accordance with, this Article IV.

(b)                                 Notwithstanding any provision in this Article IV to the contrary, a Unitholder may transfer (other than pledge) its Units to a Controlled Affiliate (an “Affiliate Transferee”) and such transfer shall not be subject to any restrictions set forth in this Article IV (other than the restrictions set forth in Section 4.01(c)).  Furthermore, a Unitholder may transfer (other than pledge) its Units to a Third Party Purchaser pursuant to Section 4.03(d) or if (i) the Principal Unitholders consent in writing to such transfer (such consent not to be unreasonably withheld, delayed or conditioned) and the Transferring Unitholder complies with the provisions of Section 4.05, and (ii) following compliance with the immediately preceding clause (i), the Unitholder complies with Section 4.06 and Section 4.07, as applicable; provided, however that a Dragging Group may exercise a Drag Along Right pursuant to Section 4.06 without first obtaining the consent of the other Principal Unitholders contemplated by the immediately preceding clause (i) so long as such Dragging Group complies with the provisions of Section 4.05.  In each case in clauses (i) and (ii), the Third Party Purchaser shall execute a joinder to this Agreement in the form attached as Exhibit B and such documents and instruments as the Board may request as necessary or appropriate to confirm such transferee as a Permitted Transferee and as a Unitholder in the Company. Any Permitted Transferee (other than an Affiliate Transferee) purchasing Units in accordance with this Article IV shall assume the rights and obligations of a “Unitholder” hereunder and no other rights or obligations; provided, however, that in the event that the ECP Funds, on the one hand, or Dynegy, on the other, sells all of their or its Units, as applicable, in a single transaction or series of related transactions in each case in compliance with this Article IV, then the ECP Funds or Dynegy, as applicable, shall be entitled to transfer to the Third Party Purchaser in such transfer or transfers all of the Manager

(4)  Note to Draft: To reference the liquidity facility.

(5)  Note to Draft: Additional Distribution terms may be required to address the parties’ agreement on treatment of Dynegy Parent’s incremental costs under the Service Agreement.

nomination rights of such Party set forth in Article II and such Third Party Purchaser shall be deemed to be the “ECP Parties” or the “Dynegy Parties”, as applicable, for all purposes of this Agreement.

(c)                                  Notwithstanding any provision herein to the contrary, none of the Unitholders may (i) transfer any Units to an Affiliate Transferee pursuant to this Article IV unless such Affiliate Transferee executes a joinder to this Agreement in the form of Exhibit B agreeing to be bound by the relevant provisions which bind the Transferring Unitholder, or (ii) pledge any Units without the prior written consent of all of the Unitholders.

Section 4.02                             Issuance of New Securities; Pre-Emptive Rights.

(a)                                 In the event that the Company intends to issue any Units or other Equity Interests (including securities that are convertible into or exchangeable for Units or other Equity Interests) after approval of the Board pursuant to Section 2.06(c)(i) and after the date hereof, other than any Excluded Issuance (the “New Securities”), the Company shall give written notice (a “Preemption Notice”) to the Unitholders.  The Preemption Notice shall specify (i) the number of Units or other Equity Interests to be issued, the price per Unit or other Equity Interest and such Unitholder’s Pro Rata Share (such amount being such Unitholder’s “Subscription Securities”), (ii) the general purpose for which the Units or Equity Interests are being issued and (iii) the closing date of the issuance of the Units or Equity Interests (the “Issuance Date”).

(b)                                 The Company shall send to each Unitholder the Preemption Notice at least twenty-five (25) days prior to the Issuance Date, and no later than twelve (12) Business Days prior to the Issuance Date, each Unitholder shall either (A) commit, by written notice to the Company, to subscribe for and purchase all or part of its Subscription Securities or (B) decline to subscribe for and purchase any portion of its Subscription Securities. Any Unitholder that does not respond within twelve (12) Business Days prior to the Issuance Date shall be deemed to have declined to subscribe for and purchase all of its Subscription Securities and thereafter shall not be permitted to subscribe for and purchase any such Subscription Securities without prior approval of the Board (which approval shall be subject to the supermajority Board approval pursuant to Section 2.06(c)(i)).

(c)                                  If any Unitholder (each such Unitholder, a “Non-Subscribing Unitholder”) (A) declines to subscribe for all or any portion of its Subscription Securities in accordance with Section 4.02(b) (“Non-Penalized Unsubscribed Securities”), or (B) commits to subscribe for all or any portion of its Subscription Securities pursuant to the immediately preceding clause (b) but then fails to actually purchase such amount (“Penalized Unsubscribed Securities”), and any other Unitholder has subscribed for all of its Subscription Securities (each such Unitholder, a “Fully Subscribing Unitholder”), then:

(i)                                     each Fully Subscribing Unitholder (if any) may, but shall not be required to, subscribe for its Pro Rata Share (calculated for this purpose by not taking into account the Pro Rata Share of any Non-Subscribing Unitholder) of any Non-Penalized Unsubscribed Securities and Penalized Unsubscribed Securities (or, if another Fully Subscribing Unitholder chooses not to subscribe to such Pro Rata Share, such first Fully

Subscribing Unitholder (having purchased both its Subscription Securities and its Pro Rata Share (calculated for this purpose by not taking into account the Pro Rata Share of any Non-Subscribing Unitholder) of any Non-Penalized Unsubscribed Securities and Penalized Unsubscribed Securities) may also fund the other Fully Subscribing Unitholder’s Pro Rata Share (calculated for this purpose by not taking into account the Pro Rata Share of any Non-Subscribing Unitholder) of any remaining deficiency such that after giving effect to the foregoing, the entire amount of any Non-Penalized Unsubscribed Securities and Penalized Unsubscribed Securities may be purchased by one or more Fully Subscribing Unitholders); provided, however, that any Fully Subscribing Unitholder shall be required to fund its Pro Rata Share (calculated for this purpose by not taking into account the Pro Rata Share of any Non-Subscribing Unitholder) of any Non-Penalized Unsubscribed Securities to the extent it has elected to purchase its Pro Rata Share (calculated for this purpose by not taking into account the Pro Rata Share of any Non-Subscribing Unitholder) of any Penalized Unsubscribed Securities; and

(ii)                                  in connection with each issuance of New Securities pursuant to this Section 4.02(c), the Company shall issue to each Fully Subscribing Unitholder the number of Units equal to the New Subscription Units.

(d)                                 Notwithstanding anything to the contrary in this Agreement, any ECP Fund may, in its sole discretion, cause one or more Affiliated Funds to purchase any New Securities that such ECP Fund commits to subscribe for (and any ECP Fund may, in lieu of any other ECP Fund, make any commitment hereunder that any other ECP Fund would otherwise be entitled to make) and to cause such Affiliated Fund(s) be admitted as an ECP Fund in accordance with Section 1.10, or, once such Affiliated Fund has been admitted as an ECP Fund, to cause such Affiliated Fund to increase the number of its Units by subscribing for and purchasing any future New Securities.

(e)                                  Notwithstanding any provision herein to the contrary, any issuance of Equity Interests (other than an Excluded Issuance) by any Subsidiary of the Company other than to the Company or a wholly owned Subsidiary of the Company shall be deemed an issuance by the Company of its Equity Interests to which the preemptive rights under this Section 4.02 shall apply.

Section 4.03                             ECP Put Right.

(a)                                 Subject to Section 4.03(b), at any time following the earliest of (i) the fourth (4th) anniversary of this Agreement and (ii) the eighteen (18) month anniversary of delivery of a Call Exercise Notice for a Partial Call, the ECP Funds shall have the right, but not the obligation, exercisable in the sole discretion of the ECP Funds, upon the terms and subject to the conditions set forth in this Section 4.03, to require Dynegy to purchase the Units owned by the ECP Funds in the manner described below (the “Put Units”) for aggregate cash consideration (or other consideration, to the extent permitted below) equal to (i) the outstanding principal amount of the Bridge Loan and any accrued and unpaid interest thereon (or, in the case of a Partial Put or Second Put Right, fifty percent (50%) of such amount) plus (ii) the ECP Consideration Amount (the “Put Right”).

(b)                                 Within thirty (30) calendar days following delivery of a Put Exercise Notice, Dynegy shall have the right to (i) acquire all of the Units specified in such Put Exercise Notice; or (ii) subject to Section 4.03(c), elect to acquire only fifty percent (50%) of the Put Units (the “Partial Put”), in which case the ECP Representative shall determine the number of Units each ECP Fund will sell pursuant to such Partial Put and such Units collectively shall be deemed “Put Units” for purposes of Section 4.03(f); or (iii) subject to Section 4.03(d), decline to acquire any of the Put Units; provided, however, Dynegy shall not be permitted to elect a Partial Put if a Partial Call has previously been elected by Dynegy in connection with the exercise of its Call Right.

(c)                                  In the event of a Partial Put pursuant to Section 4.03(b)(ii), at any time following the first (1st) anniversary of delivery of the first Put Exercise Notice, the ECP Funds shall have the right, but not the obligation, exercisable in the sole discretion of the ECP Funds, upon the terms and subject to the conditions in this Section 4.03, to require Dynegy to purchase all, but not less than all, of the Units owned by the ECP Funds at the time (the “Remaining Put Units”) for aggregate cash consideration (or other consideration, to the extent permitted below) equal to the ECP Consideration Amount (the “Second Put Right”) by delivering a Put Exercise Notice to Dynegy pursuant to Section 4.03(e).

(d)                                 ECP Forced Sale.

(i)                                     In the event that Dynegy declines to acquire any of the Put Units pursuant to Section 4.03(b)(iii) or fails to acquire any of the Put Units pursuant to Section 4.03(g) or Section 4.03(h), without limiting any other rights or remedies of the ECP Funds in such event, the ECP Representative shall have the right, but not the obligation, to cause a sale of the Company and its Subsidiaries (the “ECP Forced Sale”) by providing written notice to the Company and Dynegy (the “ECP Forced Sale Notice”).

(ii)                                  In the event that the ECP Representative provides an ECP Forced Sale Notice, the Company (including the Board) shall promptly pursue a sale of the Company and its Subsidiaries (including by appointing investment banking and legal advisors which are reasonably acceptable to the ECP Representative).  The ECP Forced Sale may take the form of an equity sale, asset sale, merger or any other form whatsoever, to be determined by the ECP Representative; provided, that (i) in the case of an equity sale, the ECP Forced Sale shall be structured in a way to sell all of the Units, and (ii) in all cases, the ECP Forced Sale shall be on arms-length terms (as reasonably determined by the ECP Representative) with a third party that is not an Affiliate of any Unitholder. Each Unitholder hereby agrees to cooperate to effectuate an ECP Forced Sale and to take all actions that the ECP Representative reasonably deems necessary or desirable in connection with the foregoing, including executing any necessary or appropriate documents or forms, consenting to amendments to the Agreement to implement the foregoing and converting or exchanging its Units into shares of stock, other classes of Units or other property; provided, however that the ECP Representative shall consult with the other Principal Unitholders regarding their tax and structuring considerations relating to any such transactions and shall use reasonable efforts acting in good faith to address such tax and structuring considerations in effecting any such transaction.

Notwithstanding the foregoing, (i) the Company shall not (and Dynegy shall not be obligated to) execute any definitive agreement with respect to an ECP Forced Sale unless the proceeds from such ECP Forced Sale that Dynegy is reasonably expected to receive exceeds Dynegy’s aggregate Capital Contribution as of such date (after taking into account any Distributions previously received by Dynegy), and (ii) none of the Unitholders (other than the ECP Parties) shall be required to provide indemnities as to any other person in excess of such Unitholder’s Percentage Interest of the purchase price under the ECP Forced Sale.

(e)                                  The ECP Representative may exercise the Put Right or the Second Put Right, as applicable, on behalf of the ECP Funds by delivery to Dynegy of a written notice given in the manner specified in Section 9.07 (the “Put Exercise Notice”) stating that the ECP Representative is exercising the Put Right or the Second Put Right, as applicable, on behalf of the ECP Funds and setting forth in such notice wire instructions for each of the ECP Funds.

(f)                                   The closing of the exercise of the Put Right or the Second Put Right, as applicable, (each, a “Put Right Closing”) shall take place on the sixtieth (60th) calendar day following the delivery of a Put Exercise Notice (or such earlier date as the Parties shall agree or such later date that is immediately following the obtaining of any consent or approval of any Governmental Entity or the stockholders of Dynegy Parent, in each case required to consummate such transaction) and shall occur at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York at 10:00 a.m., New York City time (or such other place as the Parties shall agree) (each such date, a “Put Closing Date”).

(g)                                  At the applicable Put Right Closing, the ECP Representative shall deliver to Dynegy all of the Put Units or the Remaining Put Units, as applicable, in each case free and clear of all Liens, and shall make, or cause the applicable ECP Funds to make, individual representations (and no other representations or agreements) relating to such Put Units or Remaining Put Units (which such individual representations shall be limited to capacity, ownership of such Units to be sold by it (including its ability to convey title free and clear of all liens, encumbrances, adverse claims or similar restrictions), no conflicts with agreements to which it is a party, no conflicts with law, authority and enforceability on its part, and Dynegy shall make payment by wire transfer in immediately available funds to the accounts specified in the applicable Put Exercise Notice an aggregate amount equal to (i) the outstanding principal amount of the Bridge Loan and any accrued and unpaid interest thereon (or, in the case of a Partial Put or Second Put Right, fifty percent (50%) of such amount) plus (ii) the ECP Consideration Amount; provided that Dynegy shall be permitted to pay a portion of the consideration due to each ECP Fund in shares of common stock of Dynegy Parent solely if Dynegy Parent has not undergone a Change of Control prior to the applicable Put Right Closing and solely in the event that shares of common stock of Dynegy Parent are then listed on NYSE or another national share exchange, the value of each such share being equal to the Dynegy Parent Share Value, and provided further (i) that the aggregate number of shares of common stock of Dynegy Parent that Dynegy may use as consideration in connection with the Put Right and the Second Put Right shall not exceed a number of shares of Dynegy Parent common stock that is greater than five percent (5%) of the total number of shares of Dynegy Parent common stock outstanding prior to such issuance, and (ii) in the event that the obtaining of any consent or approval necessary for the consummation of such transaction (whether a consent or approval of a Governmental Entity, the stockholders of Dynegy Parent or otherwise), due to any portion of the consideration being in shares of common stock of Dynegy Parent, is either not obtained or is conditioned on any action (or failure to act) of the ECP Funds which would, or would reasonably be expected to, have an adverse impact on the ECP Funds or their Affiliates, as reasonably determined by the ECP Representative, then Dynegy shall not be entitled to pay a portion of the consideration due to each ECP Fund in shares of common stock of Dynegy Parent and Dynegy shall pay such amount in cash, and (iii) if fifty percent (50%) or more (by value) of the relevant ECP Consideration Amount is to be paid in the form of shares of common stock of Dynegy Parent, then Dynegy and the ECP Representative shall use reasonable efforts acting in good faith to structure the acquisition of such Put Units or such Remaining Put Units, as applicable, as a tax-free reorganization for U.S. federal income tax purposes.

(h)                                 Notwithstanding anything to the contrary in this Section 4.03, (i) the ECP Funds shall have the right, but not the obligation, to exercise their Put Right or Second Put Right, as applicable, within fifteen (15) days of the delivery of a Dynegy Parent Change of Control Notice, after which time, notwithstanding any right to exercise the Put Right or Second Put Right pursuant to Section 4.03(a), no such Put Right or Second Put Right may be exercised until after the Change of Control has been consummated or the agreement with respect to the Change of Control has been terminated and (ii) if the ECP Funds exercise their Put Right or Second Put Right pursuant to this Section 4.03(h), the Put Right Closing shall occur at the closing of the Change of Control of Dynegy Parent; provided that Dynegy shall take all necessary action, notwithstanding the time periods in this Section 4.03(h), to ensure that the Dynegy Parent Change of Control Notice is delivered in a timely fashion such that the ECP Funds may exercise their Put Right or Second Put Right pursuant to clause (i) and the Put Right Closing can occur at the closing of the Change of Control of Dynegy Parent.  Subject to the proviso in the immediately preceding sentence, each of the other terms and procedures of this Section 4.03 shall apply to any such exercise of the Put Right or Second Put Right, as applicable,

Section 4.04                             Dynegy Call Right.

(a)                                 At any time after the date hereof, Dynegy shall have the right, but not the obligation, exercisable in the sole discretion of Dynegy, upon the terms and subject to the conditions set forth in this Section 4.04, to purchase from the ECP Parties (i) if a Partial Put has not previously been elected by Dynegy in connection with the exercise of the Put Right, all of their Units or 50% of their Units (a “Partial Call”), and (ii) if a Partial Put has previously been elected by Dynegy in connection with the exercise of the Put Right, all of their Units (in each case, as applicable, the “Call Units”), for aggregate cash consideration equal to (i) the outstanding principal amount of the Bridge Loan and any accrued and unpaid interest thereon (or in the case of a Partial Call or Second Call Right, fifty percent (50%) of such amount) plus (ii) the greater of the ECP Consideration Amount and the 2.25x Value (such greater amount plus the aggregate amount in clause (i), the “Final Call Purchase Price”), and, upon exercise of such right, each ECP Party shall be required to sell such ECP Party’s Units to Dynegy (the “Call Right”).  If Dynegy elects a Partial Call in connection with its exercise of the Call Right, the ECP Representative shall determine the number of Units each ECP Party will sell pursuant to such Partial Call.

(b)                                 Dynegy may exercise a Call Right by delivery to the ECP Representative of a written notice given in the manner specified in Section 9.07 (the “Call Exercise Notice”) stating that Dynegy is exercising the Call Right.  The ECP Representative shall provide Dynegy with the wire instructions for each ECP Party within three (3) Business Days of Dynegy giving the ECP Representative the Call Exercise Notice (“Call Option Wire Notice”).

(c)                                  In the event of a Partial Call pursuant to Section 4.04(a), at any time after the consummation of such Partial Call, Dynegy shall have the right, but not the obligation, exercisable in the sole discretion of Dynegy, upon the terms and subject to the conditions set forth in this Section 4.04, to purchase from the ECP Parties all, but not less than all, of the Units owned by the ECP Parties at the time (the “Remaining Call Units”) for aggregate consideration equal to the ECP Consideration Amount (the “Second Call Right”) by delivering a Call Exercise Notice to Dynegy pursuant to Section 4.04(b).

(d)                                 The closing of the exercise of the Call Right or the Second Call Right (each, a “Call Right Closing”) shall take place on the fourteenth (14th) Business Day following delivery of the Call Exercise Notice (or such earlier date as the parties shall agree or such later date that is immediately following the obtaining of any consent or approval of any Governmental Entity, in each case required to consummate such transaction) and shall occur at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York at 10:00 a.m., New York City time (or such other place as the Parties shall agree) (such date, the “Call Closing Date”).

(e)                                  At the applicable Call Right Closing, the ECP Parties shall deliver to Dynegy the Call Units or the Remaining Call Units, as applicable, free and clear of all Liens, and shall make, or cause the applicable ECP Parties to make, individual representations (and no other representations or agreements) relating to such Call Units or Remaining Call Units (which such individual representations shall be limited to capacity, ownership of such Units to be sold by it (including its ability to convey title free and clear of all liens, encumbrances, adverse claims or similar restrictions), no conflicts with agreements to which it is a party, no conflicts with law, authority and enforceability on its part, and Dynegy shall make payment (entirely in cash) by wire transfer in immediately available funds to the accounts specified in the Call Option Wire Notice an aggregate in amount equal to the Final Call Purchase Price.

(f)                                   After the delivery of a Call Exercise Notice, the ECP Funds may not exercise a Put Right until the sale of the Call Units has been consummated.

Section 4.05                             Right of First Offer.

(a)                                 In the event that any Unitholder (a “Transferring Unitholder”) desires to transfer any or all of its Units (the “ROFO Units”) to any person other than to an Affiliate Transferee (the “Third Party Purchaser”) and other than pursuant to Section 4.03 or Section 4.04, then the Transferring Unitholder shall first give written notice (the “ROFO Notice”) of such desire to the other Unitholders (the “ROFO Unitholders”).

(b)                                 Within thirty (30) days (the “ROFO Offer Period”) of receipt of the ROFO Notice by a ROFO Unitholder, such ROFO Unitholder shall have a right to make an offer (a “ROFO Offer”) to purchase all, but not less than all, of the ROFO Units (the “ROFO Sale”).

(c)                                  Each ROFO Offer (i) shall set forth the proposed amount and form of consideration and terms and conditions of payment offered by the ROFO Unitholder and a summary of any other material terms pertaining to the transfer and (ii) must remain open for at least thirty (30) days following the date on which the Transferring Unitholder receives the ROFO Offer.

(d)                                 If the Transferring Unitholder does not receive any ROFO Offer from a ROFO Unitholder within the ROFO Offer Period, or if all ROFO Unitholders inform the Transferring Unitholder in writing that they will not be exercising their right of first offer rights hereunder, then the Transferring Unitholder may, subject to the requirements of Section 4.05(h), transfer all of the ROFO Units to a Third Party Purchaser at a price and on terms and conditions acceptable to such Transferring Unitholder.

(e)                                  If the Transferring Unitholder receives a ROFO Offer within the ROFO Offer Period, the Transferring Unitholder may accept or reject such ROFO Offer in its sole discretion.

(f)                                   If a Transferring Unitholder accepts a ROFO Offer, then the Transferring Unitholder and the ROFO Unitholder shall negotiate in good faith to consummate the ROFO Offer as promptly as reasonably practicable and in any event within forty-five (45) days from the date of the ROFO Offer, and shall not transfer any ROFO Units described in such ROFO Offer to any Third Party Purchaser.

(g)                                  If the Transferring Unitholder rejects a ROFO Offer from a ROFO Unitholder, then the Transferring Unitholder may, subject to the requirements of Section 4.05(h), sell any ROFO Units which are not subject to any accepted ROFO Offer to a Third Party Purchaser at a price higher than that offered in all of the rejected ROFO Offers, and on such terms and conditions which, when taken as a whole, are at least as favorable in the aggregate to the Transferring Unitholder as those set forth in the most favorable rejected ROFO Offer (as determined by the Board acting in good faith).

(h)                                 The Transferring Unitholder may only sell ROFO Units to a Third Party Purchaser as permitted under Section 4.05(d) and Section 4.05(g), and the Transferring Unitholder shall consummate such sale within one hundred and eighty (180) days of the conclusion of the ROFO Offer Period; provided that to the extent the Transferring Unitholder has used commercially reasonable efforts to obtain all required approvals and consents prior to the expiration of such 180-day period, the Transferring Unitholder may extend such 180-day period by up to 120 days if necessary to obtain any required regulatory approvals or third party consents.

(i)                                     If the Transferring Unitholder does not meet the deadlines described in Section 4.05(h), then any proposed transfer by such Transferring Unitholder shall once again be subject to the terms and conditions of this Section 4.05.

(j)                                    In the event of a potential sale by a Transferring Unitholder to a Third Party Purchaser pursuant to the terms of Section 4.05(h), the Managers and Officers shall (i) permit such potential Third Party Purchaser, after executing a confidentiality agreement in a form satisfactory to the Board, to conduct a due diligence review of the Company and its business, operations, prospects, assets, liabilities, financial condition, and results of operations, and (ii) make available the officers and technical personnel of the Company, during normal business hours, upon reasonable advance notice and at such Transferring Unitholder’s sole cost and expense, for the purpose of making presentations to, and answering questions from, such potential Third Party Purchaser.

Section 4.06                             Drag Along Rights.

(a)                                 In the event that (x) one or more Unitholders that in the aggregate hold more than fifty percent (50%) of the issued and outstanding Units (such Unitholder or Unitholders, the “Dragging Group”) desires to transfer in one transaction, or a series of related bona fide transactions (other than pursuant to Section 4.03 or Section 4.04), 100% of the relevant Dragging Group’s Units to a Third Party Purchaser, after complying with Section 4.05, and (y) in the event that Dynegy and its Affiliate Transferees hold any of the Units held by the Dragging Group, the aggregate proceeds to the ECP Funds from such transfer would equal or exceed an amount equal to the Final Call Purchase Price (a “Drag Along Sale”), then the Dragging Group shall have the right (a “Drag Along Right”), but not the obligation, to require all (and not less than all) other Unitholders in the Company (such other Parties, the “Non-Dragging Unitholders”), to tender for purchase by the Third Party Purchaser, on the same terms and conditions as apply to the Dragging Group, all of the Units held by the Non-Dragging Unitholder.

(b)                                 If the Dragging Group elects to exercise its Drag Along Right under this Section 4.06, the Dragging Group shall notify each other Party in writing (collectively, the “Drag Along Notices”).  Each Drag Along Notice shall set forth (i) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party Purchaser(s) and a summary of any other material terms pertaining to the transfer (“Drag Along Terms”), (ii) in the event Dynegy and its Affiliate Transferees hold any of the Units held by the Dragging Group, the Dragging Group’s calculation of the Final Call Purchase Price, and (iii) in the event that Dynegy and its Affiliate Transferees hold any of the Units held by the Dragging Group, a statement of the Dragging Group’s good-faith belief that proceeds from the Drag Along Sale would equal or exceed the Final Call Purchase Price.  The Drag Along Notices shall be given at least thirty (30) days before the closing of the proposed Drag Along Sale.

(c)                                  Upon receipt of a Drag Along Notice, each Non-Dragging Unitholder shall be obligated to sell all of its Units on the Drag Along Terms.  Each Non-Dragging Unitholder shall (i) receive the benefits of the same terms and conditions as the Dragging Group in connection with such transfer, including receiving the same valuation of consideration and form of consideration, and (ii) only make representations, warranties and covenants and assume any post-closing obligations that are in each case the same as the Dragging Group (adjusted as appropriate for each Party’s Percentage Interest); provided, however, that notwithstanding anything to the contrary in this Agreement, none of the Non-Dragging Unitholders shall be required to provide indemnities as to any other person in excess of such Unitholder’s Percentage Interest of the purchase price under the Drag Along Sale; provided, that for the avoidance of doubt, in no event shall a Non-Dragging Unitholder be required to sell less than all of its Units in a Drag Along Sale.

Section 4.07                             Tag Along Rights.

(a)                                 If any Unitholder proposes to transfer to a Third Party Purchaser the Units held by it and its Affiliates (collectively referred to in this Section 4.07 as the Transferring Unitholder) that in the aggregate exceed fifteen percent (15%) of the issued and outstanding Units, after complying with Section 4.05, in a single transfer or a series of related transfers (other than pursuant to Section 4.03 or Section 4.04), then each other Unitholder shall have the right (a “Tag Along Right”) to require that the Third Party Purchaser purchase (a “Tag Along Sale”) from such other Unitholder up to a number of Units equal to (i) the total number of Units that the proposed Third Party Purchaser has agreed or committed to purchase multiplied by (ii) the Pro Rata Share of such other Unitholder, on the same terms and conditions as apply to the Transferring Unitholders (the “Tag Along Terms”).

(b)                                 The Transferring Unitholders pursuant to Section 4.07(a) shall notify each other Unitholder in writing of any Tag Along Right at least thirty (30) days prior to the date on which the Transferring Unitholders expect to consummate the Tag Along Sale (the “Tag Along Notice”).  The Tag Along Notice shall specify the number of Units which the Third Party Purchaser intends to purchase in the Tag Along Sale as well as the price to be paid by the Third Party Purchaser (on a per Unit basis) and a reasonably detailed description of all of the material terms and conditions of such Tag Along Sale.  The Tag Along Right may be exercised by each other Principal Unitholder by delivery of a written notice to the Transferring Unitholder (the “Tag Along Exercise Notice”) within ten (10) days following receipt of the Tag Along Notice.

(c)                                  Each other Unitholder shall (i) be offered the benefits of the same terms and conditions as the Transferring Unitholder in connection with such transfer, including receiving the same valuation of consideration and form of consideration and (ii) only make representations, warranties and covenants and assume any post-closing obligations that are in each case the same as the Transferring Unitholder; provided, however, that notwithstanding anything to the contrary in this Agreement, none of the other Unitholders shall be required to provide indemnities as to any other person in excess of such Unitholder’s Percentage Interest of the purchase price under the Tag Along Sale. Any decision by the Third Party Purchaser to reduce the number of Units included in the Tag Along Notice shall result in a corresponding pro rata reduction of the number of Units to be sold by each Transferring Unitholder and each other Unitholder, as applicable.

Section 4.08                             Void Assignment.  Any purported transfer of any Equity Interests of the Company in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by the Company or any other Party, and the Company shall not record such transfer on its books or treat any purported transferee of such Equity Interests as the owner of such Equity Interests for any purpose.  In the event of any transfer in contravention of this Agreement, the purported transferee shall have no right to any profits, losses or distributions of the Company or any other rights of a Unitholder.

Section 4.09                             Cooperation.  In the event of (i) the exercise of a Drag Along Right pursuant to Section 4.06, or (ii) the exercise of a Tag Along Right pursuant to Section 4.07 or (iii) the ECP Forced Sale, subject to the last sentence of Section 4.03(d)(ii), each Party shall consent to and raise no objections against the proposed transfer or transactions contemplated thereby.  Without limiting the generality of the foregoing, each Party agrees to:  (A) consent to and raise no objections against the transaction, (B) execute any unit purchase agreement, merger agreement or other agreement entered into with the Third Party Purchaser with respect to the transaction setting forth the Drag Along Terms or Tag Along Terms, as applicable, or the sale terms in the event of an ECP Forced Sale, and in each case any ancillary agreement with respect thereto, (C) vote the Units held by any Party in favor of the transaction, and (D) refrain from the exercise of, and waive, dissenters’ appraisal rights with respect to the transaction.

Section 4.10                             Expenses.  Subject to the following sentence, each Unitholder shall bear its own expenses incurred in connection with this Article IV, and any Unitholder effecting a transfer pursuant to this Article IV (other than pursuant to an ECP Forced Sale) shall reimburse the Company for any expenses incurred by the Company in connection therewith.  All reasonable and documented fees and expenses of experts and advisors of the Company and the Unitholders incurred in connection with an ECP Forced Sale shall be borne by the Company.

Section 4.11                             Bridge Loan.

(a)                                 If the Bridge Loan (together with accrued and unpaid interest thereon) has not been repaid in full on or prior to the one (1) year anniversary of the date of this Agreement (the “Repayment Option Date”), then, on the Repayment Option Date (or the first Business Day thereafter to the extent the Repayment Option Date does not fall on a Business Day), and not thereafter, Dynegy may, or may cause any of its Controlled Affiliates to, contribute to the Company an amount up to the Option Bridge Loan Amount, in exchange for Units at the price per Unit as of the date of this Agreement (such transaction, the “Dynegy Repayment Option”), and the Company shall use the proceeds from such contribution to partially repay the Bridge Loan.

(b)                                 If the Bridge Loan (together with accrued and unpaid interest thereon) has not been repaid in full and Dynegy does not exercise the Dynegy Repayment Option in full on the Repayment Option Date (or the first Business Day thereafter to the extent the Repayment Option Date does not fall on a Business Day), at any time after the Repayment Option Date, ECP may, or may cause the lender under the Bridge Loan to, convert all or any portion of the then Outstanding Bridge Loan Amount (all or such portion thereof, the “Conversion Amount”) into the number of Units equal to the quotient of (i) the product of (A) the Conversion Amount, multiplied by (B) the Conversion Multiple, divided by (ii) the price per Unit as of the date of this Agreement, and such Conversion Amount shall be deemed repaid in accordance with the terms of the Bridge Loan Agreement.

(c)                                  If Dynegy exercises the Dynegy Repayment Option in full, on the Repayment Option Date, ECP shall, or shall cause the lender under the Bridge Loan to, convert the remaining Outstanding Bridge Loan Amount into Units at the price per Unit as of the date of this

Agreement, and such converted amount shall be deemed repaid in accordance with the terms of the Bridge Loan Agreement.

(d)                                 None of the terms or procedures set forth in Section 4.02 shall apply to this Section 4.11.  The Board shall take all necessary action to effectuate the provisions of this Section 4.11, including authorizing and issuing the Units in respect of any Conversion Amount or in respect of a conversion pursuant to Section 4.11(a) or Section 4.11(c). Notwithstanding anything to the contrary in Section 2.06(c), no vote of the Board shall be required to effectuate the issuance of any Units pursuant to this Section 4.11.

ARTICLE V.
TERMINATION; LIQUIDATION

Section 5.01                             Initial Public Offering.  Article II, Article III and Article IV shall automatically terminate upon the consummation of an Initial Public Offering.

Section 5.02                             Liquidation; Voluntary Termination. This Agreement shall terminate automatically upon the complete liquidation of the Company or an agreement for the sale, lease or other disposition by the Company of all or substantially all of the Company’s assets, or otherwise with the written consent of each Principal Unitholder; provided that such transaction is duly approved pursuant to, and complies with, the other provisions of this Agreement.

Section 5.03                             Dissolution.  The Company will dissolve and its affairs will be wound up upon the first to occur of any of the following:

(a)                                 the approval of the Board in accordance with Section 2.06(c)(iv); or

(b)                                 the occurrence of any other event causing dissolution of the Company under the Delaware Act;

provided that, upon dissolution pursuant to clause (b) of this Section 5.03, any or all of the remaining Unitholders may elect to continue the business of the Company within 90 days after the occurrence of the event causing such dissolution.  The death, resignation, withdrawal, bankruptcy, insolvency or expulsion of any Unitholder will not dissolve the Company.

For the avoidance of doubt, any and all distributions in the event of a liquidation, after the payment of all debts and liabilities of the Company and payment of the expenses of dissolution and liquidation, will be made accordance with Section 3.02.

ARTICLE VI.
[RESERVED]

ARTICLE VII.
COVENANTS

Section 7.01                             Confidentiality.

(a)                                 Each Party agrees and acknowledges that the Managers nominated by the Principal Unitholders may share confidential, non-public information about the Company and any of its Subsidiaries with any of the Principal Unitholders.

(b)                                 No Party shall disclose any information relating to the Company or any Subsidiary thereof (the “Confidential Information”) without the prior written consent of the Board; provided that (i) Confidential Information may be disclosed if required by applicable Law, legal process or any stock exchange or other self-regulatory organization (subject to the provisions of Section 7.01(c)) and (ii) each Party may disclose Confidential Information to its Representatives that are actively engaged in the monitoring or oversight of such Party’s investment in the Company and its Subsidiaries, so long as (x) such Representatives agree to keep such information confidential or the Party directs such Representative to keep such information confidential, and in either case such Party shall be liable for any failure on the part of its Representatives to so keep such information confidential, and to limit their use of such information to the use and monitoring of such Party’s investment in the Company and its Subsidiaries, and (y) the sharing of such Confidential Information with such Representatives does not violate any applicable Law; provided, further, that the ECP Funds, their Affiliates and their respective Representatives shall be permitted to disclose such information regarding the direct or indirect investment in the Company by such ECP Funds or Affiliates, as applicable, the financial performance and operations of the Company and its Subsidiaries, and such other information relevant to such investment in the Company to the limited partners, investors or other direct or indirect equity owners of, or prospective investors of, the ECP Funds or their Affiliates who are under customary duties or obligations of confidentiality and provided, further that any Confidential Information may be shared with bona fide potential acquirors of Units to the extent the applicable Transfer would be in accordance with Article IV of this Agreement and so long as the recipient of such Confidential Information agrees to keep it confidential pursuant to a customary confidentiality agreement enforceable by the Company as a party thereto or as a third party beneficiary thereunder.  The term “Confidential Information” does not include information that (A) is or has become generally available to the public other than as a result of a direct or indirect disclosure by a Party or any of its Representatives in breach of the provisions hereof or (B) was within the possession of a Party or any of its Representatives from a source other than the Company prior to its being furnished to such Party by or on behalf of the Company; provided, that in the case of (B) above, the source of such information was not known by such Party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information.

(c)                                  In the event that any Party is required by applicable Law, legal process or any stock exchange or other self-regulatory organization, to disclose any of the Confidential Information, such Party shall promptly notify the Company in writing so that the Company may seek a protective order or other appropriate remedy.  Nothing herein shall be deemed to prevent any Party from honoring a subpoena (or governmental order) that seeks discovery of the Confidential Information if (A) a motion for a protective order, motion to quash and/or other motion filed to prevent the production or disclosure of the Confidential Information has been denied or is not made; provided, however, that such Party shall disclose only that portion of the Confidential Information which such Party’s legal counsel advises is required and that it exercise commercially reasonable efforts to preserve the confidentiality of the remainder of the

Confidential Information; or (B) the Company consents in writing to having the Confidential Information produced or disclosed pursuant to the subpoena (or governmental order).  In no event will any Party or any of its Representatives oppose any action by the Company to obtain a protective order or other relief to prevent the disclosure of the Confidential Information or to obtain reliable assurance that confidential treatment will be afforded the Confidential Information.  The Company shall promptly reimburse the Party for any reasonable costs and expenses (including fees and disbursements of counsel) incurred in connection with any action that the Party may be required to take, or is requested by the Company to take, under this Section 7.01.

Section 7.02                             Information Rights.

(a)                                 The Company will furnish each of the ECP Funds and Dynegy, so long as each such Principal Unitholder holds any Units, as soon as available and in any event:

(i)                                     within the later of (i) ninety (90) days after the end of each fiscal year of the Company, and (ii) the period of time provided in the Dynegy Parent Credit Agreement with respect to Dynegy Parent’s similar obligation therein (so long as the Dynegy Parent Credit Agreement is in effect), the consolidated balance sheet of the Company and its Subsidiaries as at the end of each such fiscal year and the consolidated statements of income, cash flows and changes in unitholders’ equity for such year of the Company and its Subsidiaries, setting forth in each case in comparative form the figures for the next preceding fiscal year, accompanied by the report of independent certified public accountants of recognized national standing, to the effect that, except as set forth therein, such consolidated financial statements have been prepared in accordance with GAAP applied on a basis consistent with prior years and fairly present in all material respects the financial condition of the Company and its Subsidiaries at the dates thereof and the results of their operations and changes in their cash flows and unitholders’ equity for the periods covered thereby;

(ii)                                  within the later of (i) forty-five (45) days after the end of each quarterly accounting period in each fiscal year (other than the last fiscal quarter of the fiscal year), and (ii) the period of time provided in the Dynegy Parent Credit Agreement with respect to Dynegy Parent’s similar obligation therein (so long as the Dynegy Parent Credit Agreement is in effect), unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of each such fiscal quarter and for the current fiscal year to date and unaudited consolidated statements of income, cash flows and changes in unitholders’ equity for such fiscal quarter and for the current fiscal year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal quarter, all in reasonable detail and all prepared in accordance with GAAP applied on a basis consistent with prior years and fairly present in all material respects the financial condition of the Company and its Subsidiaries at the dates thereof and the results of their operations and changes in their cash flows and unitholders’ equity for the periods covered thereby and an update of material developments affecting the business and operations of the Company and its Subsidiaries; and

(iii)                               within forty five (45) days after the end of each monthly accounting period in each fiscal quarter (other than the last month of the fiscal quarter) the Monthly Management Plan for the applicable month (beginning with the first full calendar month during which this Agreement is executed).

(b)                                 To the extent permitted by, and not inconsistent with, applicable Law, and without limiting the provisions of Section 7.03, regularly reported financial information and such other information as each of the ECP Funds and Dynegy, so long as such Principal Unitholder holds at least five percent (5%) of the issued and outstanding Units, may reasonably request or any other information that is delivered by the Company or the Board to any of the Principal Unitholders shall be made available to such Principal Unitholder.

(c)                                  Without limiting the provisions of Section 7.03, upon the request of any of the ECP Funds or Dynegy, so long as such Principal Unitholder holds at least five percent (5%) of the issued and outstanding Units, such Principal Unitholder and any Representatives of such Principal Unitholder shall have (i) reasonable access (at reasonable times and upon reasonable notice) to all executive officers and accountants of the Company and its Subsidiaries and (ii) reasonable access (at reasonable times and upon reasonable notice) to all premises, properties, books, records (including tax records), contracts, financial and operating data and information and documents pertaining to the Company and its Subsidiaries and shall be entitled to make copies, at such Unitholder’s sole expense, of such books, records, contracts, data, information and documents as such Principal Unitholder or its Representatives may reasonably request.

Section 7.03                             Management Rights Letter. So long as any of the ECP Funds owns any Units, each such ECP Fund will have the right to inspect the books and records of the Company and to consult with and advise the management of the Company and any of its Subsidiaries (including the right to meet with management personnel at least quarterly at the request of such ECP Fund) on matters relating to the business and financial affairs of the Company and any of its Subsidiaries.  The rights granted to the ECP Funds under this Section 7.03 are intended to constitute “management rights” within the meaning of U.S. Department of Labor Regulation § 2510.3-101(d)(3)(ii), and the Company and its Subsidiaries will be operated consistent with the status of the Company as a “venture capital investment” of each of the ECP Funds.

Section 7.04                             Limitation of Duties; Separate Interests.  No Unitholder or Manager (in its or his capacity as such) shall have any duties (including fiduciary duties) or liabilities relating thereto to the Company or the other Unitholders or Managers, except for the implied covenant of good faith and fair dealing and except as may be specifically provided herein or required by any provisions of the Delaware Act or other applicable Law that cannot be waived.  Accordingly, subject to the preceding sentence, each Manager shall be entitled to act solely on behalf, and in the interests, of the Unitholder that has designated such Manager.  In the event that any Unitholder or its Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company, its Subsidiaries or any of their Affiliates, no such Unitholder or Affiliate will have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company, its Subsidiaries or any of their Affiliates and, notwithstanding any provision of this Agreement to the contrary, will not be liable to the Company, its Subsidiaries, any of the Unitholders or any of their respective Affiliates for breach of any duty (contractual or otherwise) by reason of the fact that such Unitholder or Affiliate directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company, its Subsidiaries, any of the Unitholders or any of their respective Affiliates.  Furthermore, the Company, on behalf of itself and its Subsidiaries, and each Principal Unitholder acknowledges and affirms that each ECP Fund and its respective Permitted Transferees and Affiliates and each person who is a Board representative or nominee of such ECP Fund or its Permitted Transferees (the “Affiliated Parties”) (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of the power generating business (and related services businesses) that may, are or will be competitive with the Company’s business or that could be suitable for the Company, (ii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, Other Investments, (iii) may develop or become aware of business opportunities for Other Investments; and (iv) may or will, as a result of or arising from the matters referenced in this Section 7.04, the nature of the Affiliated Parties’ businesses and other factors, have conflicts of interest or potential conflicts of interest.

Section 7.05                             FIRPTA Compliance.  If requested by any Principal Unitholder in writing, the Company shall promptly provide such Principal Unitholder with a duly executed statement pursuant to Treasury Regulation Section 1.897-2(h) informing such Principal Unitholder whether or not the Units constitute a “United States real property interest” (and shall comply with the related notice requirements in Treasury Regulation Section 1.897-2(h)(2)).

Section 7.06                             Notification of Certain Transactions.

(a)                                 Without limiting the obligations set forth in Section 7.06(b), each Unitholder shall provide notice to the Company and the Principal Unitholders of any acquisition or other transaction through which it acquires directly, or becomes an “affiliate” as defined in 18 C.F.R. § 35.36 of an entity that owns, (i) electric generation, transmission or distribution assets, (ii) intrastate natural gas transportation, storage or distribution facilities, or (iii) physical coal supply sources or coal transportation, in each case no later than five days following the closing of such transaction.  Such notice shall include information sufficient for the Company or any entity in which the Company owns an equity interest to make any necessary change-in-status filing with the Federal Energy Regulatory Commission and otherwise to take any actions required to maintain its entitlement to market-based rate authority under Section 205 of the Federal Power Act.

(b)                                 As soon as reasonably practicable after Dynegy reasonably determines that the provision of a Dynegy Parent Change of Control Notice is necessary to provide the ECP Funds the opportunity to exercise their Put Right or Second Put Right based on the occurrence of any of the events described in the definition thereof, Dynegy shall provide a Dynegy Parent Change of Control Notice to the ECP Representative.

Section 7.07                             Dispute Resolution.  Each of the ECP Representative and Dynegy shall jointly determine all components of the calculation of the Put/Call Purchase Price, the 2.25x

Value and the Dynegy Parent Share Value.  If after a reasonable negotiation period, the ECP Representative and Dynegy are unable to reach an agreement on any such component, either such Party may engage an independent nationally-recognized investment banking or valuation firm selected by such Party, acting reasonably, to determine such component; provided, that in determining such component, the valuation firm must (x) use the methodologies set forth in this Agreement with respect to calculating each such component, if applicable, and (y) not assign a value greater than the greatest value claimed by the ECP Representative or Dynegy for such component, or less than the smallest value claimed by the ECP Representative or Dynegy for such component, which determined amount shall constitute the value of such component for all purposes of this Agreement. The fees of the valuation firm shall be split equally by the ECP Representative and Dynegy.

Section 7.08                             Registration Rights.  The Unitholders agree that in the event of an IPO, the Company will enter into a registration rights agreement with each Principal Unitholder containing customary provisions for a transaction of this type, including the right of each Principal Unitholder to make customary demand registration requests, piggyback registration requests, and when the Company is eligible for shelf registration, continuous shelf registration requests, subject to customary carve-back provisions and other exceptions.

ARTICLE VIII.
INDEMNIFICATION; LIMITATION OF LIABILITY

Section 8.01                             Indemnification; Limitation of Liability.

(a)                                 Indemnification.  Except as limited by applicable Law and subject to the provisions of this Section 8.01, the Managers of the Company, and the directors or managers of each Subsidiary thereof (each an “Indemnitee”), shall not be liable for, and shall be indemnified and held harmless by the Company against, any losses, liabilities and reasonable expenses (including attorneys’ fee) (each, a “Loss”), arising from proceedings in which such Indemnitee may be involved, as a party or otherwise, by reason of he or she being a Manager of the Company, or director or manager of any Subsidiary thereof, or by reason of his or her involvement in the management of the affairs of the Company or its Subsidiaries, whether or not he or she continues to be such at the time any such Loss is paid or incurred.  Notwithstanding the foregoing, an Indemnitee shall not be held harmless or indemnified under this Section 8.01 for any Losses arising out of the fraud, intentional misconduct, or knowing or reckless breach of Indemnitee’s obligations under this Agreement, or bad faith of such Indemnitee.  The rights of indemnification provided in this Section 8.01 are in addition to any rights to which an Indemnitee may otherwise be entitled by contract or as a matter of Law.  Without limiting the foregoing, an Indemnitee shall be entitled to indemnification by the Company against reasonable expenses (as incurred), including attorneys’ fees, incurred by the Indemnitee in connection with the defense of any action to which the Indemnitee may be made a party (without regard to the success of such defense), to the fullest extent permitted under the provisions of the DGCL or any other applicable statute.

(b)                                 Payments Prior to Final Disposition.  Except as limited by applicable Law, expenses incurred by an Indemnitee in defending any proceeding (except a proceeding by or in the right of the Company or any Principal Unitholder against such Indemnitee) will be paid by the Company in advance of the final disposition of the proceeding, upon receipt of a written undertaking by or on behalf of such Indemnitee to repay such amount if such Indemnitee is determined pursuant to this Section 8.01 or adjudicated to be ineligible for indemnification.  This undertaking shall be an unlimited general obligation of the Indemnitee but does not need to be secured unless so determined by the Board.

(c)                                  Heirs and Representatives.  The indemnification provided by this Section 8.01 shall inure to the benefit of the heirs and personal representatives of each Indemnitee.

(d)                                 Officers and Agents.  The Company may, at the direction of the Board, indemnify and advance expenses to any Officer, employee or agent of the Company or its Subsidiaries to the same extent and subject to the same conditions under which it may indemnify and advance expenses under Section 8.01(a) and Section 8.01(b).

(e)                                  Not Exclusive.  The right to indemnification and the advancement and payment of expenses conferred in this Section 8.01 shall not be exclusive of any other right that a Manager or other person indemnified pursuant to this Section 8.01 may have or hereafter acquire under any Law or provision of this Agreement.

(f)                                   No Unitholder Personal Liability for Indemnification.  Any indemnification pursuant to this Section 8.01 shall be made only out of the assets of the Company and shall not cause any Principal Unitholder to incur any personal liability or result in any liability of any Principal Unitholder to any third party.

(g)                                  Priority.  The Company hereby acknowledges that each Indemnitee that is a nominee of Dynegy or any of the ECP Funds, or heir or representative of any such nominee (each, a “JV Indemnitee”), may have certain rights to indemnification, advancement of expenses and/or insurance provided by or on behalf of Dynegy or its Affiliates or the ECP Funds or their Affiliates, as applicable (collectively, the “Sponsor Indemnitors”).  Notwithstanding anything to the contrary in this Agreement:  (i) the Company is the indemnitor of first resort and the Sponsor Indemnitors are the indemnitors of last resort in connection with any claims for indemnification from the JV Indemnitees, (ii) the Company will be required to advance the full amount of expenses incurred by each JV Indemnitee and will be liable for the full amount of all Losses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by this Section 8.01, without regard to any rights each JV Indemnitee may have against the Sponsor Indemnitors, and (iii) the Parties irrevocably waive, relinquish and release the Sponsor Indemnitors from any and all claims against the Sponsor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  Notwithstanding anything to the contrary in this Agreement, no advancement or payment by the Sponsor Indemnitors on behalf of an JV Indemnitee with respect to any claim for which such JV Indemnitee has sought indemnification or advancement of expenses from the Company will affect the foregoing and the Sponsor Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such JV Indemnitee against the Company.  The Sponsor Indemnitors are express third party beneficiaries of the terms of this Section 8.01(g).

Section 8.02                             D&O Insurance.  The Company shall purchase and maintain director and officer liability insurance (“D&O Insurance Policy”) in the amount approved by the Board on behalf of any person who is or was a Manager or Officer of the Company, or any director, officer or manager of any Subsidiary thereof, against any liability asserted against such person or incurred by such person in any capacity identified in Section 8.01 or arising out of such person’s status as an Indemnitee, whether or not the Company would have the power to indemnify such person against that liability under Section 8.01.

ARTICLE IX.
GENERAL PROVISIONS

Section 9.01                             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors and assigns.

Section 9.02                             Specific Performance.  Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of the Party’s rights under this Agreement.  Each Party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Party of the provisions of this Agreement and each Party hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

Section 9.03                             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

Section 9.04                             Submission to Jurisdiction; Consent to Service of Process..

(a)                                 Each of the Parties hereto hereby (i) irrevocably submits to the exclusive jurisdiction of the court of chancery of the state of Delaware (or, if the chancery court of the state of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the state of Delaware) over all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this agreement, (ii) irrevocably waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such dispute, claim or cause of action brought in such court or any defense of inconvenient forum for the maintenance of such dispute and (iii) agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)                                 Each of the Parties hereto hereby consents to process being served by any party to this Agreement in any Legal Proceeding by the delivery of a copy thereof in accordance with the provisions of Section 9.07.

Section 9.05                             Waiver of Jury Trial.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND

THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING BROUGHT BY OR AGAINST IT, DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 9.06                             Interpretation.  The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement. Unless the context otherwise requires: (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with then-applicable GAAP; (b) “or” is not exclusive; (c) words in the singular include the plural, and words in the plural include the singular; (d) provisions apply to successive events and transactions; (e) the words “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, or other subdivision; (f) all references herein to Articles, Sections, Recitals, Exhibits, Appendixes, Annexes, paragraphs, subparagraphs and clauses shall be deemed to be references to Articles, Sections, Recitals, paragraphs, subparagraphs and clauses of, and Exhibits, Appendixes and Annexes to, this Agreement unless the context shall otherwise require; (g) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (h) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (i) references to “$” or “dollars” shall mean United States dollars; (j) any Losses, liabilities, payments, adjustments, or other payment obligations or financial amounts referenced herein or relating hereto shall be measured in, settled in, paid in and deemed to refer to United States dollars; and (h) unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

Section 9.07                             Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) mailed by certified or registered mail with postage prepaid, (c) sent by next-Business Day or overnight mail or delivery, or (d) sent by facsimile or email, provided that delivery of such facsimile or email is promptly confirmed, as follows (or at such other address for a Party as shall be specified by like notice):

(i)                                     if to any of the ECP Funds, to

Energy Capital Partners
11943 El Camino Real, Suite 220
San Diego, California 92130
Fax:  (858) 703-4401
Attention:  Andrew Singer
Email:  asinger@ecpartners.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue

New York, New York 10022-4834

Fax:  (212) 751-4864
Attention:  David A. Kurzweil and Paul F. Kukish
 Email: David.Kurzweil@LW.com and Paul.Kukish@LW.com

(ii)                                  if to Dynegy, to

Dynegy Inc.

601 Travis Street

Houston, TX 77002

Facsimile: (713) 507-6808

Attention: Catherine James, Esq., Executive Vice President and General Counsel

E-mail: catherine.james@dynegy.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, DC 20005

Facsimile: (202) 661-8200

Attention: Michael P. Rogan

E-mail: michael.rogan@skadden.com

(iii)                               if to the Company, to

Energy Capital Partners
11943 El Camino Real, Suite 220
San Diego, California 92130
Fax:  (858) 703-4401
Attention:  Andrew Singer
Email:  asinger@ecpartners.com

and:

Dynegy Inc.

601 Travis Street

Houston, TX 77002

Facsimile: (713) 507-6808

Attention: Catherine James, Esq., Executive Vice President and General Counsel

E-mail: catherine.james@dynegy.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue

New York, New York 10022-4834

Fax:  (212) 751-4864
Attention:  David A. Kurzweil and Paul Kukish
 Email:  David.Kurzweil@LW.com and Paul.Kukish@LW.com

and

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, DC 20005

Facsimile: (202) 661-8200

Attention: Michael P. Rogan

E-mail: michael.rogan@skadden.com

All such notices, requests, demands, waivers and other communications will be deemed to have been received (w) if by personal delivery, on the day of such delivery, (x) if by certified or registered mail, on the fifth Business Day after the mailing thereof, (y) if by next-Business Day or overnight mail or delivery, on the day delivered or (z) if by email prior to 5:00 p.m. at the place of receipt, on the day on which such email was sent, provided that a copy is also sent by certified or registered mail.

Section 9.08                             Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. This Agreement may be executed by facsimile or electronic transmission in portable document format (.pdf), each of which shall be deemed an original.

Section 9.09                             Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

Section 9.10                             Amendment and Waiver.  This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and all of the Principal Unitholders and Permitted Transferees who hold any Units at the time of the amendment or waiver.  No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach.  Except as otherwise expressly provided herein, no failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 9.11                             Tax Withholding.  The Company shall be entitled to deduct and withhold from amounts payable to any Unitholder any sums required by federal, state, or local tax law to be withheld by the Company with respect to the issuance, vesting, exercise, repurchase, or cancellation of, or otherwise with respect to, any Units or any option to purchase any Units.

Section 9.12                             Entire Agreement.  This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.

Section 9.13                             Legends.  To the extent the Units are certificated at any time, each certificate representing Units from time to time owned by the Principal Unitholders shall bear a legend substantially as follows:

“THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS PROMULGATED THEREUNDER.  THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT.  THE UNITS MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN UNITHOLDERS THEREOF INITIALLY DATED AS OF [•].  A COPY OF SUCH AGREEMENT SHALL

BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

ARTICLE X.
DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“2.25x Value” means, as of any date of determination, the product of (i) the product of (A) $[•],(6) plus any Capital Contributions made by the ECP Parties to the Company after the date hereof, plus any Conversion Amount and any amounts of the Bridge Loan converted pursuant to Section 4.11(c), minus any Capital Contributions returned through Distributions to the ECP Parties prior to the date of determination minus any ECP Consideration paid to the ECP Parties in connection with a Partial Put or Partial Call, and (B) 2.25, multiplied by (ii) the amount expressed as a percentage that equals the quotient of (A) the Units being sold by the ECP Parties in respect of the applicable Call Right divided by (B) the aggregate number of Units held by the ECP Parties.(7)

“Affiliate Transferee” has the meaning set forth in Section 4.01(b).

“Affiliate” means, with respect to any specified person, any other person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person.

“Affiliated Fund” means, with respect to any ECP Fund, (i) ECP III, (ii) any investment fund controlled, directly or indirectly, by the members of the investment committee of Energy Capital Partners III, LLC, a Delaware limited liability company, or the investment committee of ECP III and (iii) any investment vehicle or other arrangement investing on a parallel basis with ECP III.

“Affiliated Parties” has the meaning set forth in Section 7.04.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Applicable EBITDA” means, with respect to the Company and its Subsidiaries, the Consolidated Adjusted EBITDA for the twelve-month period ending on the last full calendar month immediately prior to the date the Call Exercise Notice is received by the ECP Representative or a Put Exercise Notice is received by Dynegy, as applicable, for which internal financial statements are available.

(6)  Note to Draft: ECP’s initial cash contribution to the company, to match dollar amount applicable to the ECP Funds from the third WHEREAS clause.

(7)  Note to Draft: Additional terms of this definition may be required to address the parties’ agreement on treatment of Dynegy Parent’s incremental costs under the Service Agreement.

“Average Dynegy Parent EBITDA Multiple” means, (i) so long as a Dynegy Parent Change of Control has not been consummated prior to the delivery of the Put Exercise Notice or the Call Exercise Notice, as applicable, the arithmetic mean of the Dynegy Parent EBITDA Multiple for the six (6) month period prior to the delivery of the Put Exercise Notice or the Call Exercise Notice, as applicable; provided, however, that if the ECP Parties exercise their Put Right or Second Put Right pursuant to Section 4.03(h), the Dynegy Parent EBITDA Multiple shall be such multiple determined by deriving the Dynegy Parent Market Value from the valuation of Dynegy in the Change of Control transaction described in the Dynegy Parent Change of Control Notice, and (ii) if a Dynegy Parent Change of Control has been consummated prior to the delivery of the Put Exercise Notice or the Call Exercise Notice, as applicable, eight (8).

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof.

“Board” has the meaning set forth in Section 2.01(b).

“Bridge Loan” means the loan provided under the Bridge Loan Agreement.

“Bridge Loan Agreement” means [•].

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are required or authorized by Law or executive order to be closed.

“Call Closing Date” has the meaning set forth in Section 4.03(d)(ii).

“Call Closing Date” has the meaning set forth in Section 4.04(d).

“Call Exercise Notice” has the meaning set forth in Section 4.04(b).

“Call Option Wire Notice” has the meaning set forth in Section 4.04(b).

“Call Right Closing” has the meaning set forth in Section 4.04(d).

“Call Right” has the meaning set forth in Section 4.04(a).

“Capital Contribution” means any cash or contributed property that a Principal Unitholder contributes to the Company pursuant to Article III or in exchange for New Securities pursuant to Section 4.02.

“Change of Control” means (a) any transaction or series of related transactions that results in the directors comprising the Board of Directors of Dynegy Parent (or any parent or successor thereto) immediately prior to such transaction ceasing to represent the majority of the directors comprising the Board of Directors of Dynegy Parent or the board of directors of the person surviving or resulting from such transaction (or the ultimate parent entity thereof); provided, however, that any directors comprising such Board or board that were nominated, elected, appointed or recommended by the Board immediately prior to such transaction or series of related transactions shall be deemed for purposes of this clause (a) to have been members of the Board of Directors of Dynegy Parent immediately prior to such transaction or series of related transactions; (b) the acquisition of Dynegy Parent (or any parent or successor thereto) by another person by means of any transaction or series of related transactions, whether or not Dynegy Parent is a party thereto (including any stock acquisition, reorganization, merger or consolidation), that results in the holders of the common stock of Dynegy Parent (or any parent or successor thereto) immediately prior to such transaction or series of related transactions failing to represent, immediately after such transaction or series of transactions, a majority of the total outstanding voting securities of the surviving person (or the ultimate parent entity thereof); (c) any transaction or series of related transactions, whether or not Dynegy Parent (or any parent or successor thereto) is a party thereto, after giving effect to which, in excess of a majority of the voting securities is Beneficially Owned directly, or indirectly through one or more persons, by any person and its Affiliates; or (d) a sale or disposition of all or substantially all of the assets of Dynegy Parent and its Subsidiaries on a consolidated basis.

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Confidential Information” has the meaning set forth in Section 7.01(b).

“Consolidated Adjusted EBITDA” means, with respect to the Company and its Subsidiaries or Dynegy and its Subsidiaries, as applicable, for any period, consolidated net income (or loss) (determined in accordance with GAAP) of such person for such period, plus the sum of, to the extent included in the calculation of net income (or loss) of such person, but without duplication, (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) consolidated amounts attributable to depreciation expense for such period, and (iv) consolidated amortization expense for such period, in each case as reported in the financial statements included with Dynegy Parent’s most recent quarterly report on Form 10-Q filed with the SEC on [•] and most recent annual report on Form 10-K filed with the SEC on [•], and adjusted consisted with such financial statements, including for gains and losses on the sale of certain assets, the impacts of mark to market changes on derivatives related to Dynegy Parent’s generation portfolio, interest rate swaps, warrants, the impact of impairment charges and certain costs associated with acquisitions and other material items.

“Control” or “Controlled” means, as for any person, the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” means, with respect to the ECP Parties, (a) ECP III and (b) any Subsidiary of ECP III, and with respect to Dynegy, (x) Dynegy Parent and (b) any Subsidiary of Dynegy Parent.

“Conversion Amount” has the meaning set forth in Section 4.11(b).

“Conversion Multiple” means [•].(8)

“D&O Insurance Policy” has the meaning set forth in Section 8.02.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del.L. § 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

“Delaware Certificate” has the meaning set forth in the recitals.

“Distribution” means each distribution in respect of any Equity Interests of the Company made by the Company to a Unitholder, whether in cash, property or securities of the Company and whether by liquidating distribution, redemption, repurchase or otherwise.

“Drag Along Notices” has the meaning set forth in Section 4.06(b).

“Drag Along Right” has the meaning set forth in Section 4.06(a).

“Drag Along Sale” has the meaning set forth in Section 4.06(a).

“Drag Along Terms” has the meaning set forth in Section 4.06(b).

“Dragging Group” has the meaning set forth in Section 4.06(a).

“Dynegy” has the meaning set forth in the introductory paragraph hereof.

“Dynegy Parent” means Dynegy Inc., a Delaware corporation.

“Dynegy Parent Change of Control Notice” means a written notice provided by Dynegy to the ECP Representative notifying the ECP Representative of (a) a definitive and binding agreement with respect to a Change of Control of Dynegy Parent, which shall set forth all material terms and conditions of such agreement or (b) the taking of any other action by any Person other than Dynegy Parent or its Affiliates or Representatives that is publicly disclosed and that has resulted in, or would reasonably be expected to result in, a Change of Control.

(8)  Note to Draft:  Parties to agree on specific wording to reflect the dilution mechanics set forth in the spreadsheet attached hereto.

“Dynegy Parent Credit Agreement” means the Credit Agreement, dated as of April 23, 2013, among Dynegy Parent, as borrower and the guarantors, lenders and other parties thereto (as may be amended from time to time).

“Dynegy Parent EBITDA Multiple” means the quotient resulting from a fraction, the numerator of which shall be the Dynegy Parent Market Value and the denominator of which shall be the Consolidated Adjusted EBITDA of Dynegy Parent and its Subsidiaries for the twelve-month period ending on the last full calendar month immediately prior to the date of determination for which internal financial statements are available.

“Dynegy Parent Market Value” means, as of any date of determination, the principal net amount of indebtedness for borrowed money of Dynegy Parent (or any successor thereto) and its Subsidiaries (for the avoidance of doubt, (a) Illinois Power Holdings shall be deemed to be a Subsidiary of Dynegy Parent, (b) such amount of indebtedness for borrowed money shall be reduced by restricted and unrestricted cash of Dynegy Parent and its Subsidiaries and (c) and such amount of net indebtedness for borrowed money shall include Dynegy’s Pro Rata Share of any net indebtedness for borrowed money of the Company), plus the product of (i) the total number of issued and outstanding shares of common stock of Dynegy Parent (or any successor thereto) and (ii) the Dynegy Parent Share Value.

“Dynegy Parent Share Value” means, so long as Dynegy Parent is listed on NYSE (or another other national share exchange on which shares of Dynegy Parent common stock are listed if not listed on NYSE), the weighted average price of a share of common stock of Dynegy Parent listed on NYSE (or such other national share exchange on which shares of Dynegy Parent common stock are listed if not listed on NYSE) for the 90 trading day period ending on the Business Day immediately preceding the date of delivery of the applicable Put Exercise Notice or the Call Exercise Notice, as applicable, and, if Dynegy Parent is not listed on NYSE (or another other national share exchange) the Fair Market Value of a share of Dynegy Parent (or any successor thereto) common stock.

“Dynegy Parties” has the meaning set forth in Section 2.01(c)(iii).

“Dynegy Repayment Option” has the meaning set forth in Section 4.11(a).

“ECP Consideration Amount” means, with respect to the Put Right, the Second Put Right, the Call Right or the Second Call Right, as applicable and when calculated, an amount equal to the product of (i) the applicable Per Unit Put/Call Purchase Price and (ii) the number of Units being sold by the ECP Funds on the applicable Put Closing Date or Call Closing Date.

“ECP Forced Sale” has the meaning set forth in Section 4.03(c).

“ECP Forced Sale Notice” has the meaning set forth in Section 4.03(d)(i).

“ECP Funds” has the meaning set forth in the introductory paragraph hereof.

“ECP III” has the meaning set forth in the introductory paragraph hereof.

“ECP III Manager” has the meaning set forth in Section 2.01(b).

“ECP III-A” has the meaning set forth in the introductory paragraph hereof.

“ECP III-A Manager” has the meaning set forth in Section 2.01(b).

“ECP III-B” has the meaning set forth in the introductory paragraph hereof.

“ECP III-C” has the meaning set forth in the introductory paragraph hereof.

“ECP III-D” has the meaning set forth in the introductory paragraph hereof.

“ECP Managers” has the meaning set forth in Section 2.01(b).

“ECP Parties” has the meaning set forth in Section 2.01(c)(ii).

“ECP Representative” means Energy Capital Partners GP III, LP, a Delaware limited partnership, or, upon written notice to each other Principal Unitholder from any of the ECP Funds, any other person appointed in lieu of Energy Capital Partners GP III, LP (or any subsequent ECP Representative) to be the “ECP Representative” by the ECP Funds.

“Effective Date” has the meaning set forth in the introductory paragraph hereof.

“Equity Interests” means (i) in relation to the Company, (A) Units or other equity interests in the Company (including other classes, groups or series thereof having such relative rights, powers, and/or obligations as may from time to time be established by the Board, as the case may be, including rights, powers, and/or duties different from, senior to or more favorable than existing classes, groups and series of units and other equity interests in the Company), (B) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Company, and (C) warrants, options or other rights to purchase or otherwise acquire units or other equity interests in the Company and (ii) in relation to any person, any capital stock of or other type of equity interest in a person or other securities to purchase capital stock or other types of equity interests.

“Estimated EBITDA” means, with respect to the Company and its Subsidiaries, the projected Consolidated Adjusted EBITDA for the twelve-month period beginning on the first day of the first full calendar month occurring after the date the Call Exercise Notice is received by the ECP Representative or a Put Exercise Notice is received by Dynegy, as applicable, determined in a manner consistent with the then-applicable Annual Plan.

“Excluded Issuance” means (i) any Equity Interests issued as equity distributions, or pursuant to unit splits, recapitalization or other similar events that do not adversely affect the proportionate amount of the Units held by the Principal Unitholders, (ii) securities issued pursuant to an Initial Public Offering, and (iii) Equity Interests, or warrants or options to purchase Equity Interests, issued to the third party seller or strategic partner in acquisitions, mergers or strategic partner transactions, the terms of which are approved by the Board (including pursuant to Section 2.06(c)).

“Fair Market Value” means the price at which property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell, and both having reasonable knowledge of the relevant facts.

“Final Call Purchase Price” has the meaning set forth in Section 4.04(a).

“Fiscal Year” has the meaning set forth in Section 1.06.

“Fully Subscribing Unitholder” has the meaning set forth in Section 4.02(d).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any federal, state, county, township, municipal, local or foreign government, or any legislature, administrative or regulatory authority, agency, commission, board, bureau, branch, department, division, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization, body or instrumentality of any federal, state, county, township, municipal, local or foreign government or any other similar recognized organization, body or instrumentality exercising similar powers or authority.

“Indebtedness” means, with respect to any person as of any particular time, without duplication, the sum of all amounts owing by such person to repay full amounts due and terminate all obligations (including any accrued interest and any cost or penalty associated with prepaying any such indebtedness or similar amounts) with respect to (i) all obligations for borrowed money of such person, (ii) all obligations of such person evidenced by bonds, debentures, notes, or other similar instruments or debt securities, (iii) all obligations, contingent or otherwise, of such person in respect of any letters of credit or bankers’ acceptances (to the extent drawn), (iv) any interest rate swap, forward contract or other hedging arrangement of such person, (v) all obligations for the deferred purchase price of assets, property or services, including any unpaid purchase price obligations relating to acquisitions, (vi) all obligations under capital or direct financing leases and purchase money and/or vendor financing, (vii) to the extent not otherwise included, any obligation by such person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of a third person of the type referred to in clauses (i) through (vi) above, other than by endorsement of negotiable instruments for collection in the ordinary course of business and (viii) any unpaid principal, premium, accrued and unpaid interest, prepayment penalties, commitment and fees, reimbursements, indemnities and all other amounts payable in connection with any of the foregoing.

“Indemnitee” has the meaning set forth in Section 8.01(a).

“Initial Public Offering” means an underwritten public offering of Company’s equity securities with an aggregate offering price equal to or greater than $[•] pursuant to a registration statement on Form S-1 filed with the SEC where such equity securities Stock will be listed on the New York Stock Exchange, the NASDAQ Global Market or any other internationally recognized stock exchange.

“Issuance Date” has the meaning set forth in Section 4.02(a).

“JV Indemnitee” has the meaning set forth in Section 8.01(g).

“Law” means any law (statutory, common or otherwise), constitution, treaty, convention, statute, ordinance, code, rule, regulation, standard, judgment, order, writ, injunction, ruling, decree, decision, arbitration award, agency requirement or other similar authority enacted, adopted, promulgated, entered or applied by any Governmental Entity.

“Liens” means any lien, statutory or otherwise, security interest, mortgage, deed of trust, priority, pledge, charge, right of first refusal or other encumbrance or similar right of others.

“Loss” has the meaning set forth in Section 8.01(a).

“Manager” has the meaning set forth in Section 2.01(b).

“Monthly Management Plan” means a monthly report with respect to the Company and its Subsidiaries setting forth in reasonable detail the results of operations and financial results for such month in a manner consistent with Dynegy Parent’s internal monthly reporting practices.

“New Securities” has the meaning set forth in Section 4.02(a).

“New Subscription Units” means, in relation to any Fully Subscribing Unitholder under Section 4.02(d), a number of Units equal to (i) such Unitholder’s Subscription Securities plus any Non-Penalized Unsubscribed Securities purchased by such Fully Subscribing Unitholder plus (ii) the product of (A) any Penalized Unsubscribed Securities purchased by such Fully Subscribing Unitholder and (B) 1.[•].

“Non-Dragging Unitholders” has the meaning set forth in Section 4.06(a).

“Non-Subscribing Unitholder” has the meaning set forth in Section 4.02(d).

“Non-Penalized Unsubscribed Securities” has the meaning set forth in Section 4.02(d).

“Notice” has the meaning set forth in Section 2.10.

“NYSE” means the New York Stock Exchange.

“Officer” means any person designated as an officer of the Company pursuant to Section 2.07.

“Option Bridge Loan Amount” means sixty-five percent (65%) of the outstanding principal amount of the Bridge Loan (together with accrued and unpaid interest thereon) as of the Option Repayment Date.

“Original Agreement” has the meaning set forth in the recitals.

“Other Investments” has the meaning set forth in Section 7.04.

“Outstanding Bridge Loan Amount” means, as of any date, the outstanding principal amount of the Bridge Loan (together with accrued and unpaid interest thereon) as of such date.

“Partial Put” has the meaning set forth in Section 4.03(b).

“Party” or “Parties” has the meaning set forth in the introductory paragraph hereof.

“Penalized Unsubscribed Securities” has the meaning set forth in Section 4.02(d).

“Per Unit Put/Call Purchase Price” means, as of any date of determination, an amount equal to the quotient obtained by dividing (i) the Put/Call Purchase Price by (ii) the number of issued and outstanding Units on the applicable Put Closing Date.

“Percentage Interest” means, with respect to any Unitholder, the percentage derived by dividing (i) the aggregate number of Units owned by such Unitholder, by (ii) the aggregate number of Units owned by all Unitholders.

“Permitted Transferee” means any Affiliate Transferee or any transferee that has received Units from any Principal Unitholder in accordance with Section 4.05 (Right of First Offer), Section 4.06 (Drag Along Rights) and Section 4.07 (Tag Along Rights), and a “Permitted Transfer” means any transfer from a Principal Unitholder to such Affiliate Transferee or transferee in accordance with the foregoing.

“person” means an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity.

“Preemption Notice” has the meaning set forth in Section 4.02(a).

“Principal Unitholders” has the meaning set forth in the introductory paragraph hereof.

“Pro Rata Share” means the percentage which corresponds to the ratio which each Unitholder’s Percentage Interest bears to the total Percentage Interests of all Unitholders.

“Put Closing Date” has the meaning set forth in Section 4.03(d)(ii).

“Put Exercise Notice” has the meaning set forth in Section 4.03(d)(ii).

“Put Right Closing” has the meaning set forth in Section 4.03(d)(ii).

“Put Right” has the meaning set forth in Section 4.03(a).

“Put Units” has the meaning set forth in Section 4.03(a).

“Put/Call Purchase Price” means, as of any date of determination, the difference resulting from (a) the product of (i) the arithmetic mean of the Applicable EBITDA and Estimated EBITDA and (ii) the Average Dynegy Parent EBITDA Multiple minus (b) the principal net amount of indebtedness for borrowed money of the Company and its Subsidiaries (for the avoidance of doubt, such amount of indebtedness for borrowed money shall be reduced by restricted and unrestricted cash of the Company and its Subsidiaries).

“Quorum” has the meaning set forth in Section 2.06(a).

“Remaining Call Units” has the meaning set forth in Section 4.04(c).

“Remaining Put Units” has the meaning set forth in Section 4.03(c).

“Repayment Option Date” has the meaning set forth in Section 4.11(a).

“Repayment Option Percentage” means the difference of (i) 100%, minus (ii) the percentage of the Option Bridge Loan Amount contributed by Dynegy (or its Controlled Affiliates) pursuant to Section 4.11(a).

“Representatives” as to any person, means such person’s directors, officers, employees, Affiliates, financial advisors, attorneys and accountants or agents.

“ROFO Notice has the meaning set forth in Section 4.05(a).

“ROFO Offer” has the meaning set forth in Section 4.05(b).

“ROFO Offer Period” has the meaning set forth in Section 4.05(b).

“ROFO Sale” has the meaning set forth in Section 4.05(b).

“ROFO Units” has the meaning set forth in Section 4.05(a).

“ROFO Unitholders” has the meaning set forth in Section 4.05(a).

“SEC” means the Securities and Exchange Commission of the United States.

“Second Call Right” has the meaning set forth in Section 4.04(c).

“Second Put Right” has the meaning set forth in Section 4.03(c).

“Service Agreement” means the Service Agreement, dated as of the date hereof, by and between Dynegy Parent and the Company.

“Schedule of Unitholders” has the meaning set forth in Section 1.09.

“Sponsor Indemnitors” has the meaning set forth in Section 8.01(g).

“Subscription Securities” has the meaning set forth in Section 4.02(a).

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) such Person, or a Subsidiary of such Person, is a general partner or manager; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have ordinary voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.  Notwithstanding the foregoing or any reduction in Dynegy’s Percentage Interest in the Company, for purposes of the definitions of “Consolidated Adjusted EBITDA” and “Dynegy Parent EBITDA Multiple”, the Company shall be deemed a Subsidiary of Dynegy Parent.

“Tag Along Exercise Notice” has the meaning set forth in Section 4.07(b).

“Tag Along Notice” has the meaning set forth in Section 4.07(b).

“Tag Along Right” has the meaning set forth in Section 4.07(a).

“Tag Along Sale” has the meaning set forth in Section 4.07(a).

“Tag Along Terms” has the meaning set forth in Section 4.07(a).

“Third Party Purchaser” has the meaning set forth in Section 4.05(a).

“transfer” means any direct or indirect sale, bequest, exchange, assignment, gift, transfer, pledge, creation of any security interest or other encumbrance, and any other disposition of any kind (whether with or without consideration and whether voluntary or involuntary or by operation of Law) affecting title to or possession of any Units; provided, that, for the avoidance of doubt, with respect to any of the ECP Funds, any direct or indirect transfer, sale, assignment, exchange, gift, pledge, grant of a security interest, conveyance or other disposition of Equity Interests in such Principal Unitholder, to any person that does not have the right to vote with respect to, or otherwise control, the day-to-day management activities of such Principal Unitholder shall not be deemed to be a “transfer” for purposes this Agreement.

“Transferring Unitholder” has the meaning set forth in Section 4.05(a).

“Unit” has the meaning set forth in Section 1.09.

“Unitholder” means any owner of one or more Units as reflected on the Company’s books and records. For purposes of the Delaware Act, the Unitholders shall constitute the “members” (as defined in the Delaware Act) of the Company.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed as of the date first written above.

ATLAS POWER, LLC

By:
Name:
Title:

ENERGY CAPITAL PARTNERS III, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

By:
[ • ]
Managing Member

ENERGY CAPITAL PARTNERS III-A, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

By:
[ • ]
Managing Member

Signature Page to LLC Agreement

ENERGY CAPITAL PARTNERS III-B, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

By:
[ • ]
Managing Member

ENERGY CAPITAL PARTNERS III-C, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

By:
[ • ]
Managing Member

ENERGY CAPITAL PARTNERS III-D, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

	By:	Energy Capital Partners III, LLC
	Its:	General Partner

By:
[ • ]
Managing Member

DYNEGY ATLAS HOLDINGS, LLC

By:
Name:
Title

Each Permitted Transferee has agreed to be bound by the terms of this Agreement by execution and delivery of the signature page set forth as Exhibit B hereto.

Signature Page to LLC Agreement

EXHIBIT A

SCHEDULE OF UNITHOLDERS

Unitholder	Capital Contribution	Units	Percentage of Units

A-1

EXHIBIT B

FORM OF SIGNATURE PAGE TO

ATLAS POWER, LLC LIMITED LIABILITY COMPANY AGREEMENT

By execution of this signature page, the undersigned agrees to (i) become a party to the Limited Liability Company Agreement of Atlas Power, LLC, dated as of [•], by and among Atlas Power, LLC, a Delaware limited lability company, [ECP] and Dynegy Atlas Holdings, LLC, a Delaware limited liability company, as amended from time to time thereafter and (ii) be bound by the obligations of, and receive the benefits of, a [Unitholder] pursuant thereto.

[Name of Permitted Transferee]

Notice Information:

Acknowledged and accepted by:

Atlas Power, LLC

By:
Name:
Title:

A-1

EXHIBIT B

Project Delta

Summary of Indicative Terms

Services Agreement (the “Agreement”)

This Term Sheet has been provided as a general outline of certain of the key terms to be contained in the Services Agreement referred to in the Interim Sponsors Agreement to which this Term Sheet is attached.

Services Provider:	Dynegy Inc. (the “Provider”).

Services Recipient:	Atlas Power, LLC and its subsidiaries (collectively, the “Recipient”).

Term:	Six years shall be the initial term, with annual evergreen thereafter.

Services:

The Provider will perform for the benefit of the Recipient the Services described and defined in the draft Service Agreement, dated February 22, 2016 (the “Draft Agreement”), as well as certain other services which are related to the operation, administration, maintenance, use, energy management, and ownership of the Recipient’s business (the “Business”) to be agreed (the “Services”). The Services shall include all necessary services to fully commercialize the Business.

Standard of Performance:

The Provider will perform the Services in accordance with (a) applicable laws, regulations, orders, licenses and permits, (b) agreements related to the Business which the Provider is aware, (c) prudent utility practice, (d) reasonable prudence and sound business judgment, (e) in conformance with the standards of diligence and skill customarily provided by providers of comparable services in the power generation industry and (f) other standards to be agreed.

In addition, the Provider will (i) act in a non-discriminatory manner (including with respect to energy management, terms of gas supply, commodity hedging and, generally, pricing received and paid in connection with purchase of fuel and sale of power) vis-à-vis its other power generation assets as set forth in the protocol described in the immediately succeeding sentence, (ii) use its commercially reasonable efforts to provide the Business with the benefits associated with Dynegy fleet-wide master services agreements , and (iii) not disadvantage the Business to the advantage of the Provider with respect to long-term turbine service, maintenance and parts. ECP and

Dynegy will seek to negotiate in good faith a protocol to (1) ensure that the Business is not disadvantaged vis-à-vis other Dynegy power generation assets and (2) ensure that the Business benefits from the synergies which arise from the Provider’s majority ownership of the Business which have been discussed between ECP and Dynegy prior to the date of this Term Sheet.

Limitations on Authority:

The Provider will be subject to the limitations set forth in Sections 2.3, 3.3 and 3.4 of the Draft Agreement. In addition, the Provider shall not otherwise act in a manner which is inconsistent with the LLC Agreement referred to in the Interim Sponsors Agreement and any other governance document entered into between ECP and Dynegy. ECP will be afforded the right to cure the Recipient’s defaults and enforce the rights of the Recipient under the Agreement.

Fees:	The fee to be promptly agreed following the execution of the Interim Sponsors Agreement. The Provider will provide the Services to the Recipient for such fee.

Credit Support:	The Recipient will not have to provide the Provider with any credit support under the Agreement.

Accounts Receivable:	The Recipient shall maintain title to and directly receive all accounts receivable, revenues and cash related to the Business’ revenues.

Limitation on Liability:

The Provider will not be liable to the Recipient for indirect, special or consequential damages. If the Provider defaults and the Agreement is terminated as a result of such default, the Recipient will be able to receive damages which are intended to cover the lost synergy benefits contemplated by the Agreement. The aggregate liability for the Provider under the Agreement will be in an amount to be promptly agreed following the execution of the Interim Sponsors Agreement.

Defaults / Termination:

The Provider will not have the right to optionally terminate the Agreement. Generally, given that the Recipient’s performance under the Agreement will largely be controlled by the Provider, provisions will be included in the Agreement to prevent a termination which results from the Provider failing to cause the Recipient to perform or for events (other than payment defaults) which do not materially and adversely impact the Provider’s ability to provide the Services.

Documentation:	The Agreement will not be less favorable to the Recipient than the Draft Agreement, as modified by this Term Sheet.

Applicable Law:	State of New York.

EXHIBIT C

TERMS OF BRIDGE LOAN

Borrower:	Atlas Power, LLC (the “Borrower”) (a joint venture indirectly formed by Dynegy Inc. (“Dynegy”) and Energy Capital Partners III, LLC (“ECP”)).

Lenders:	ECP and/or one of its designated investment vehicles or managed funds (collectively, the “Lenders”).

Facility:	An unsecured loan facility in an aggregate principal amount of up to $400 million (the “Facility”), which shall be available in a single draw (the “Loan”) on the Closing Date (as defined below).

Closing Date:	The date the acquisition of GDF SUEZ Energy North America, Inc., a Delaware corporation (the “Target” and such acquisition, the “Acquisition”) is consummated (the “Closing Date”).

Use of Proceeds:	The Facility will be used to fund, in part, the purchase price for the Acquisition.

Maturity / Term:	4 years from the Closing Date (“Maturity”).

OID:	The Loan will be made at par.

Stated Coupon:

From the Closing Date until the first anniversary thereof, interest shall accrue at a rate of 11.0% and thereafter at a rate of 18.0% (“Coupon”) per annum, payable quarterly in arrears, subject to the Pay-In-Kind Provisions described below. The first quarterly payment shall be made on the last day of the calendar quarter immediately following the Closing Date and thereafter on the last day of each calendar quarter (“Quarterly Dates”).

Interest shall be calculated on a 360-day year consisting of 12 30-day months.

Pay-In-Kind:

The Borrower, at its option, can elect to defer interest at each Quarterly Date during the first 12 months after the Closing Date, provided that no event of default has occurred and is continuing. Any amount deferred will be added to the principal balance of the Loan.

Amortization:	None. The entire unpaid principal amount of the Loan, together with accrued and unpaid interest thereon, shall be due and payable at Maturity.

Default Interest:	2% per annum in excess of the Coupon otherwise chargeable on the Facility.

Voluntary Prepayment:	The Facility may be repaid fully or partially at any time, at the option of the Borrower, without premium or penalty.

Collateral:	None.

Affirmative Covenants:	Usual and customary for transactions of this type and, in any event, to apply solely to the Borrower.

Negative Covenants:

Usual and customary negative covenants for transactions of this type (and, in any event, to apply solely to the Borrower), including, without limitation:

(i)            No additional indebtedness;

(ii)           Restrictions on the direct or indirect use of Dynegy Inc.’s revolving and letter of credit facilities to support the Borrower or any of its subsidiaries;

(iii)          No change of control or merger;

(iv)          Restrictions on asset sales;

(v)           Restrictions on investments and liens;

(vi)          No voluntary prepayment of subsidiary debt for borrowed money; and

(vii)         No dividends or other restricted payments (subject to permitted restricted payments to comply with prepayment obligations under the Dynegy credit agreement, but only to the extent corresponding restricted payments are permitted pursuant to the terms of the credit facility to be entered into by the Target in connection with the Acquisition).

Financial Covenant:	None.

Representations and Warranties:	Usual and customary for transactions of this type and, in any event, to apply solely to the Borrower.

Conditions Precedent to Closing:

Usual and customary for transactions of this type, including, without limitation:

(i)            execution of mutually acceptable definitive documents;

(ii)           concurrent closing of the Acquisition and funding of senior secured acquisition debt on the terms contemplated by the debt commitment papers; and (iii) absence of default.

Events of Default:

Usual and customary for transactions of this type (and, in any event, to apply solely to the Borrower), including, without limitation, failure to pay principal and interest at Maturity. In the event the Loan is accelerated, the Lenders shall have the option to convert the Loan to equity in the Borrower at the penalty rate as set forth in Section 4.11(b) of the LLC Agreement Form.

Conversion to Equity:

If the Loan (together with accrued and unpaid interest thereon) has not been repaid in full on or before the one year anniversary of the Closing Date and Dynegy does not exercise the Dynegy Repayment Option (as defined in the LLC Agreement Form) in full, as contemplated in Section 4.11(a) of the LLC Agreement Form, then the Loan, at the option of the Lenders, will be subject to conversion into equity of the Borrower as provided for in Section 4.11(b) of the LLC Agreement Form.

Any unconverted portion of the Loan which remains outstanding after the one year anniversary of the Closing Date shall bear interest at the 18% per annum rate described above under “Stated Coupon”.

No portion of the Loan shall convert to equity in the Borrower to the extent repaid prior to the one year anniversary of the Closing Date.

Attached to this term sheet as Schedule I are sample calculations of the conversion mechanics described herein.

EXHIBIT D

TERMS OF LIQUIDITY FACILITY

Borrower:	Atlas Power Finance, LLC (the “Borrower”).

Lender:	Dynegy Inc. (“Dynegy” or the “Lender”).

Facility Amount:	$100.0 million (the “Facility Amount”).

Availability:

The Facility shall be available as loans (“Loans”) and/or by way of letters of credit (“Letters of Credit”) issued for the account of Dynegy under the Credit Agreement or such other letter of credit facility as Dynegy may determine in its sole discretion to support obligations of the Borrower; provided that the aggregate principal amount of Loans and aggregate face amount of Letters of Credit may not, in the aggregate, exceed the Facility Amount.

Letters of Credit:

The Borrower shall be obligated to reimburse Dynegy for all costs and fees incurred by it in connection with the issuance of any Letter of Credit (including, without limitation, Letter of Credit Fees and Facing Fees) and shall reimburse Dynegy in full in cash in immediately available funds immediately upon any drawing under any Letter of Credit.

Interest Rate/Borrowings:

The Borrower may elect that the Loans comprising each borrowing bear interest and be subject to Interest Periods consistent with those applicable to either Base Rate Loans or LIBOR Loans under the Credit Agreement.

Maturity:

Consistent with the initial maturity date with respect to term loans under that certain term loan facility to be entered into by the direct subsidiary of the Borrower in connection with the “Delta” acquisition in an aggregate principal amount of up to $1,850.0 million or, if later, the maturity date with respect to the latest maturing revolving facility tranche under the Credit Agreement.

Security:	None.

Call Protection:	None.

Guaranties:	None.

Applicable Law:	State of New York.

EXHIBIT E

FORM OF ASSIGNMENT AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is effective as of                      , 2016, by and among Energy Capital Partners III, LP, a Delaware limited partnership, Energy Capital Partners III-A, LP, a Delaware limited partnership, Energy Capital Partners III-B, LP, a Delaware limited partnership, Energy Capital Partners III-C, LP, a Delaware limited partnership, and Energy Capital Partners III-D, LP, a Delaware limited partnership (collectively, the “Assignors”), and Dynegy Atlas Holdings, LLC, a Delaware limited liability company (“Assignee”).

R E C I T A L S

WHEREAS, the Assignors collectively own 35% of the limited liability company interests in Atlas Power, LLC, a Delaware limited liability company (the “Transferred Interests”); and

WHEREAS, the Assignors desire to sell, assign, convey, transfer and deliver to Assignee, and Assignee desires to acquire from the Assignors, all of the Transferred Interests on the terms and conditions of this Assignment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, including as set forth in the Amended and Restated Interim Sponsors Agreement, dated as of June 14, 2016, by and among Dynegy Inc., Atlas Power, LLC, the Assignors and Terawatt Holdings, LP, the receipt and adequacy of which are acknowledged, the parties hereto do hereby agree as follows:

1.  Purchase and Sale.  Each Assignor hereby sells, assigns, conveys, transfers and delivers to Assignee, free and clear of all claims, liens, pledges, options, charges, licenses, easements, security interests, restrictions, encumbrances or other interests or rights of any person, and Assignee hereby acquires from such Assignor, all of such Assignor’s right, title and interest in and to the Transferred Interests.

2.  Further Assurances.  The parties hereto will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Assignment and the sale and assignment of the Transferred Interests  contemplated hereby.

3.  Governing Law.  This Assignment, including the interpretation, construction, validity and enforceability hereof, and the transactions contemplated herein, and all disputes between the parties under or related to this Assignment or the facts and circumstances leading to its execution or performance, whether in contract, tort or otherwise will be governed by the laws of the State of Delaware without regard to the conflict of laws rules thereof.

4.  Successors and Assigns.  This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

5.  Counterparts.  This Assignment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  A facsimile transmission of this Assignment bearing a signature on behalf of a party will be legal and binding on such party.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Assignment as of the date first above written.

ENERGY CAPITAL PARTNERS III, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

By:
Name: Tyler Reeder
Title: Managing Member

ENERGY CAPITAL PARTNERS III-A, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

By:
Name: Tyler Reeder
Title: Managing Member

ENERGY CAPITAL PARTNERS III-B, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

By:
Name: Tyler Reeder
Title: Managing Member

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

ENERGY CAPITAL PARTNERS III-C, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

By:
Name: Tyler Reeder
Title: Managing Member

ENERGY CAPITAL PARTNERS III-D, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

By:
Name: Tyler Reeder
Title: Managing Member

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

DYNEGY ATLAS HOLDINGS, LLC

By:
	Name:	Robert C. Flexon
	Title:	President & Chief Executive Officer

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION AGREEMENT]

EXHIBIT F

FORM OF TERMINATION AGREEMENT

EQUITY COMMITMENT AND GUARANTEE TERMINATION AGREEMENT

This EQUITY COMMITMENT AND GUARANTEE TERMINATION AGREEMENT (this “Agreement”) dated as of [•], 2016 (the “Execution Date”), by and among Atlas Power, LLC, a Delaware limited liability company (the “Atlas Power”), Atlas Power Finance, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Atlas Power (“Atlas Power Finance”), Energy Capital Partners III, LP, a Delaware limited partnership (“ECP III”), Energy Capital Partners III-A, LP, a Delaware limited partnership (“ECP III-A”), Energy Capital Partners III-B, LP, a Delaware limited partnership (“ECP III-B”), Energy Capital Partners III-C, LP, a Delaware limited partnership (“ECP III-C”), and Energy Capital Partners III-D, LP, a Delaware limited partnership (“ECP III-D” and together with ECP III, ECP III-A, ECP III-B and ECP III-C, “ECP”), International Power, S.A., a “societe anonyme” under the laws of Belgium (“International Power”), and GDF SUEZ Energy North America, Inc., a Delaware corporation and a wholly-owned subsidiary of International Power (“GDF”).

RECITALS

WHEREAS, GDF, International Power and Atlas Power Finance entered into that certain purchase agreement, dated as of February 24, 2016 (the “SPA”);

WHEREAS, in connection with the SPA, ECP III-A entered into that certain limited guarantee, dated as of February 24, 2016, for the benefit of GDF (the “Guarantee”); and

WHEREAS, in connection with the SPA, ECP, Atlas Power and Atlas Power Finance entered into that certain equity commitment letter, dated as of February 24, 2016 (the “ECL”), to which GDF is a third-party beneficiary.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.             Termination.  Effective as of the Execution Date, (i) each of GDF and International Power acknowledges and agrees for all purposes that the Guarantee is fully and finally terminated in its entirety for all Guaranteed Obligations (as such term is defined in the Guarantee) or other obligations covered by the Guarantee and is of no further force or effect whatsoever, and that no claim may be made against ECP III-A under the Guarantee, and (ii) each of GDF, International Power, Atlas Power and Atlas Power Finance agrees and acknowledges for all purposes that the ECL is fully and finally terminated in its entirety for the Equity Commitment (as such term is defined in the ECL) or other obligations covered by the ECL and is of no further force or effect whatsoever, and that no claim may be made against any of ECP III, ECP III-A, ECP III-B, ECP III-C or ECP III-D under the ECL.

2.             Release and Discharge.  Effective as of the Execution Date, (i) each of GDF and International Power, on behalf of itself and its successors and assigns, hereby fully, finally,

1

unconditionally, irrevocably and absolutely releases and forever discharges each of ECP III, ECP III-A, ECP III-B, ECP III-C and ECP III-D and each of their representatives, and their respective successors and assigns (collectively, the “ECP Releasees”) from any and all demands, Proceedings (as defined below), causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (collectively, “Claims”), which each of GDF and International Power now has, has ever had or may hereafter have against the respective ECP Releasees arising under or pursuant to the Guarantee (including with respect to any of the Guaranteed Obligations) or the ECL (including with respect to the Equity Commitment), and (ii) each of Atlas Power and Atlas Power Finance, on their behalf and on the behalf of their successors and assigns, hereby fully, finally, unconditionally, irrevocably and absolutely releases and forever discharges each of the ECP Releasees from any and all demands, Proceeding and Claims, which each of Atlas Power and Atlas Power Finance now has, has ever had or may hereafter have against the respective ECP Releasees arising under or pursuant to the ECL (including with respect to the Equity Commitment).

3.             No Proceeding.  Each of GDF, International Atlas Power and Atlas Power Finance hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Claim, or commencing, instituting or causing to be commenced any action, suit, investigation, claim, hearing, arbitration or proceeding at law or in equity (“Proceeding”), of any kind against any ECP Releasee, based upon any matter released pursuant to the terms of this Agreement.

4.             Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

5.             Governing Law. This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rules (whether of the State of Delaware or otherwise) that would cause the application of laws of any other jurisdiction.

6.             Submission to Jurisdiction; Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE) OVER ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, (II) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE, CLAIM OR CAUSE OF ACTION BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE AND (III) AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER

JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING BROUGHT BY OR AGAINST IT, DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

7.             Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

8.             Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party to this Agreement.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are fulfilled as originally contemplated to the fullest extent possible.

[signature page follows]

IN WITNESS WHEREOF, the patties hereto have caused this Agreement to be duly executed by its duly authorized representative as of the Execution Date.

ENERGY CAPITAL PARTNERS III, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

By:
Name: Tyler Reeder
Title: Managing Member

ENERGY CAPITAL PARTNERS III-A, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

By:
Name: Tyler Reeder
Title: Managing Member

ENERGY CAPITAL PARTNERS III-B, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

By:
Name: Tyler Reeder
Title: Managing Member

Signature Page to Termination Agreement

ENERGY CAPITAL PARTNERS III-C, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

By:
Name: Tyler Reeder
Title: Managing Member

ENERGY CAPITAL PARTNERS III-D, LP

By:	Energy Capital Partners GP III, LP
Its:	General Partner

By:	Energy Capital Partners III, LLC
Its:	General Partner

By:
Name: Tyler Reeder
Title: Managing Member

ATLAS POWER, LLC

By: Dynegy Atlas Holdings, LLC, its managing member

By:
Name:	Robert C. Flexon
Title:	President & Chief Executive Officer

ATLAS POWER FINANCE, LLC

By: Atlas Power, LLC, its sole member

By:
Name:	Robert C. Flexon
Title:	President & Chief Executive Officer

GDF SUEZ ENERGY NORTH AMERICA, INC.

By:
Name:
Title:

INTERNATIONAL POWER, S.A.

By:
Name:
Title:

Signature Page to Termination Agreement